                                                                    EXHIBIT 10.8


                         HILTON HOTELS RETIREMENT PLAN

              (As Amended and Restated Effective January 1, 1987)
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                         HILTON HOTELS RETIREMENT PLAN
              (As Amended and Restated Effective January 1, 1987)


                               TABLE OF CONTENTS


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ARTICLE I        TITLE AND DEFINITIONS. . . . . . . . . . . . . . . . .    4
     1.1     Title. . . . . . . . . . . . . . . . . . . . . . . . . . .    4
     1.2     Definitions  . . . . . . . . . . . . . . . . . . . . . . .    4

ARTICLE II       PARTICIPATION. . . . . . . . . . . . . . . . . . . . .   35
     2.1     Eligibility Requirements . . . . . . . . . . . . . . . . .   35
     2.2     Breaks in Service. . . . . . . . . . . . . . . . . . . . .   35
     2.3     Designation of Beneficiary . . . . . . . . . . . . . . . .   35

ARTICLE III      CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . .   38
     3.1     Payment. . . . . . . . . . . . . . . . . . . . . . . . . .   38

ARTICLE IV       RETIREMENT AND DEATH BENEFITS. . . . . . . . . . . . .   40
     4.1     Normal Retirement Benefit - Unmarried Participant. . . . .   40
     4.2     Early Retirement Benefit - Unmarried Participant . . . . .   44
     4.3     Disability Retirement Benefit - Unmarried Participant. . .   45
     4.4     Late Retirement Benefit - Unmarried Participant. . . . . .   46
     4.5     Normal, Early, Disability or Late Retirement Benefit -
               Married Participant. . . . . . . . . . . . . . . . . . .   47
     4.6     Vesting; Breaks in Service . . . . . . . . . . . . . . . .   50
     4.7     Surviving Spouse Benefit . . . . . . . . . . . . . . . . .   52
     4.8     Optional Retirement Benefits . . . . . . . . . . . . . . .   55
     4.9     Payment of Retirement Benefit. . . . . . . . . . . . . . .   58
     4.10    Suspension of Benefits . . . . . . . . . . . . . . . . . .   64
     4.11    Inability to Locate Participant. . . . . . . . . . . . . .   65

ARTICLE V        LIMITATION ON BENEFITS AND PAYMENTS. . . . . . . . . .   66
     5.1     Section 415 Limitations. . . . . . . . . . . . . . . . . .   66
     5.2     Top-Heavy Plan Requirement . . . . . . . . . . . . . . . .   67
     5.3     Restriction of Benefits and Payments . . . . . . . . . . .   67
     5.4     133-1/3 Percent Rule . . . . . . . . . . . . . . . . . . .   67

ARTICLE VI       THE COMMITTEE. . . . . . . . . . . . . . . . . . . . .   68
     6.1     Members. . . . . . . . . . . . . . . . . . . . . . . . . .   68
     6.2     Committee Action . . . . . . . . . . . . . . . . . . . . .   68
     6.3     Rights and Duties. . . . . . . . . . . . . . . . . . . . .   69
     6.4     Procedure for Establishing Funding Policy; Transmittal
               of Information . . . . . . . . . . . . . . . . . . . . .   75
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    6.5      Other Information. . . . . . . . . . . . . . . . . . . . .   75
    6.6      Compensation, Bonding, Expenses, and Indemnity . . . . . .   76
    6.7      Manner of Administering. . . . . . . . . . . . . . . . . .   77
    6.8      Duty of Care . . . . . . . . . . . . . . . . . . . . . . .   78
    6.9      Committee Report . . . . . . . . . . . . . . . . . . . . .   78

ARTICLE VII      TRUST FUND . . . . . . . . . . . . . . . . . . . . . .   79
    7.1      Trust Fund . . . . . . . . . . . . . . . . . . . . . . . .   79

ARTICLE VIII     AMENDMENT AND TERMINATION. . . . . . . . . . . . . . .   80
    8.1      Amendments . . . . . . . . . . . . . . . . . . . . . . . .   80
    8.2      Discontinuance of Plan . . . . . . . . . . . . . . . . . .   81
    8.3      Termination of Plan. . . . . . . . . . . . . . . . . . . .   82
    8.4      Plan Merger or Consolidation; Transfer of Plan Assets. . .   86

ARTICLE IX       MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . .   88
    9.1      Contributions Not Recoverable. . . . . . . . . . . . . . .   88
    9.2      Limitation on Participants' Rights . . . . . . . . . . . .   89
    9.3      Receipt or Release . . . . . . . . . . . . . . . . . . . .   90
    9.4      Alienation . . . . . . . . . . . . . . . . . . . . . . . .   90
    9.5      Persons Under Incapacity . . . . . . . . . . . . . . . . .   91
    9.6      Governing Law. . . . . . . . . . . . . . . . . . . . . . .   92
    9.7      Headings, etc., Not Part of Plan . . . . . . . . . . . . .   93
    9.8      Instrument in Counterparts . . . . . . . . . . . . . . . .   93
    9.9      Reorganization of Participating Employer . . . . . . . . .   94
    9.10     Masculine Gender Includes Feminine Gender. . . . . . . . .   94

APPENDIX A       ACTUARIAL ASSUMPTIONS. . . . . . . . . . . . . . . . .    1
    A.1      Actuarial Equivalent . . . . . . . . . . . . . . . . . . .    1
    A.2      Early or Disability Retirement Reduction Factors . . . . .    2

APPENDIX B       415 LIMITATION ON BENEFITS . . . . . . . . . . . . . .    1
    B.1      Definitions. . . . . . . . . . . . . . . . . . . . . . . .    1
    B.2      Adjustments to Basic Limitation. . . . . . . . . . . . . .    5
    B.3      Participation in Other Defined Benefit Plans . . . . . . .    7
    B.4      Benefits Not in Excess of $10,000. . . . . . . . . . . . .    7
    B.5      Less than 10 Years of Participation or Service . . . . . .    7
    B.6      Participant in Defined Contribution Plan . . . . . . . . .    8
    B.7      Reduction of Benefits and/or Contributions . . . . . . . .    9
    B.8      Preservation of Current Accrued Benefit. . . . . . . . . .    9

APPENDIX C       TOP-HEAVY PROVISIONS . . . . . . . . . . . . . . . . .    1
    C.1      General. . . . . . . . . . . . . . . . . . . . . . . . . .    1
    C.2      Definitions. . . . . . . . . . . . . . . . . . . . . . . .    1
    C.3      Top-Heavy Definition . . . . . . . . . . . . . . . . . . .    4
    C.4      Vesting. . . . . . . . . . . . . . . . . . . . . . . . . .    6
    C.5      Minimum Benefits or Contributions, Compensation
               Limitations and Section 415 Limitations. . . . . . . . .    8
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APPENDIX D       RESTRICTION OF BENEFITS  . . . . . . . . . . . . . . .   Appendix D-1
    D.1      Restriction of Benefits Upon Early Termination or Upon
               Payments to 25 Highest Paid Employees Before the
               Current Benefit Structure Has Been in Effect Ten Years .   Appendix D-1

APPENDIX E       RESTRICTION OF BENEFITS AND PAYMENTS . . . . . . . . .   Appendix E-1
    E.1      General. . . . . . . . . . . . . . . . . . . . . . . . . .   Appendix E-1
    E.2      Definitions. . . . . . . . . . . . . . . . . . . . . . . .   Appendix E-1
    E.3      Restriction of Benefits on Plan Termination. . . . . . . .   Appendix E-5
    E.4      Restriction on Distributions . . . . . . . . . . . . . . .   Appendix E-5
    E.5      Limitations on Restrictions. . . . . . . . . . . . . . . .   Appendix E-6

APPENDIX F  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   Appendix F-1
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                                      iii

                         HILTON HOTELS RETIREMENT PLAN
                (Amended and Restated Effective January 1, 1987)

                 WHEREAS, Hilton Hotels Corporation (the "Company") established the Hilton Hotels Salaried Employees' Pension Plan (the "Plan"), effective in 1951;

                 WHEREAS, from time to time, certain other employers have adopted the Plan;

                 WHEREAS, the Plan was amended and restated in its entirety, effective as of January 1, 1976, to comply with the Employee Retirement Income Security Act of 1974, and to rename the Plan as Hilton Hotels Retirement Plan;

                 WHEREAS, the Plan has since been amended from time to time;

                 WHEREAS, as a result of the Tax Reform Act of 1986 and certain other legislation, the Plan must be substantially amended;

                 WHEREAS, the Hilton Hotels Pension Committee (the "Committee") and the Board of Directors of the Company have granted the Company the authority to adopt any amendments to the Plan required to maintain the Plan's tax qualified status under the Internal Revenue Code of 1986; and

                 WHEREAS, nothing in this amendment and restatement increases the duties of the Committee under the Plan.

                 NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended and restated as set forth herein effective as of January 1, 1987 except where otherwise indicated. The provisions of this amended and restated Plan shall apply with respect to Employees who retire or otherwise terminate employment on or after January 1, 1987. The rights and benefits of Employees who retire or otherwise terminate employment prior to January 1, 1987 shall be determined in accordance with the provisions of the Plan in effect at the time of their retirement or termination of employment.

                 Notwithstanding the Effective Date of the Plan or of any amendment hereto, no Employee shall benefit from the Plan, or any amendment hereto, unless: (1) the Committee minutes adopting the Plan or amendment specifically provide for the Employee to be benefited; or (2) the Employee is employed on or after the date of adoption of the Plan or amendment hereto, whichever is applicable. Provided that, where the administrator determines that an amendment must be applicable to former Employees in order for the Plan to maintain its tax qualified status, such amendment shall apply to such Employees to the extent required for the Plan to maintain its tax qualified status.

                                   ARTICLE I

                             TITLE AND DEFINITIONS


1.1      Title.

                 This Plan shall be known as the Hilton Hotels Retirement Plan.

1.2      Definitions.

                 Whenever the following terms are used in this Plan, with the first letter capitalized, they shall have the meanings specified below.

                 "Actuarial Equivalent" shall mean a benefit of equivalent value computed using the interest rate and mortality assumptions contained in Appendix A.

                 "Annuity Starting Date" shall mean the first day of the first period for which an amount is payable as an annuity or any other form.

                 "Approved Leave of Absence" shall mean the period of absence with respect to a Participant who incurs a Break in Employment with the Company for or by reason of any of the causes listed below and who is reemployed by a Participating Employer within a period of 24 months from such Break in Employment. Such Participant shall be deemed to have been on an Approved Leave of Absence during the period intervening between such Break in Employment and reemployment, which period of Approved Leave of Absence (up to 24 months) shall be included in determining the Participant's Years of Vesting Service and Years of Benefit Service. The causes referred to above are as follows:

                 (a) A major destruction of the facility in which the Participant's services are customarily rendered;

                 (b) The closing or discontinuance of the business conducted therein; or

                 (c) The sale or other distribution of such facility to an entity other than a Participating Employer.

                 "Average Monthly Compensation" shall mean the greater of:

                 (i) the total Compensation paid to a Participant during the five consecutive Plan Years within the last ten consecutive Plan Years immediately preceding his Break in Employment in which his total Compensation is the highest divided by the number of months in which such Compensation was earned (with the provision that, if the Participant earned Compensation during less than five consecutive Plan Years, his Average Monthly Compensation shall be computed by dividing the total Compensation paid during the consecutive Plan Years he did work by the number of months in such Plan Years), or

                 (ii) the monthly average of the Compensation paid to the Participant during the 60 consecutive months immediately preceding his Break in Employment (with the provision that, if the Participant earned Compensation for less than 60 consecutive months, the monthly average shall be based on the actual number of consecutive months in which he did receive Compensation).

                 "Beneficiary" or "Beneficiaries" shall mean the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with the provisions of
Section 2.3 to receive the benefits specified hereunder in the event of the Participant's death. If there is no valid Beneficiary designation in effect that complies with the provisions of Section 2.3, or if there is no surviving designated Beneficiary, then the Participants' surviving spouse shall be the Beneficiary. If there is no surviving spouse to receive any benefits payable in accordance with the preceding sentence, the duly appointed and currently acting personal representative of the Participant's estate (which shall include either the Participant's probate estate or living trust) shall be the Beneficiary. In any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the Participant's death, (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant's death) then Beneficiary or Beneficiaries shall mean the person or persons who can verify by affidavit or court order to the satisfaction of the Committee that they are legally entitled to receive the benefits specified hereunder.

                 "Board of Directors" or "Board" shall mean the Board of Directors of the Company.

                 "Break in Employment" shall mean an Employee's termination of employment as a result of resignation, discharge, retirement, Disability, or death. In determining whether and when a Break in Employment has occurred, the following rules shall apply:

                 (a) A Break in Employment shall not occur during a leave of absence authorized by the Participating Employer of such Employee or a Related Company in accordance with established nondiscriminatory policies, or during a vacation period, temporary layoff for lack of work, or military leave.

                 (b) A Break in Employment shall not occur if an Employee merely transfers from employment with one Participating Employer to another Participating Employer.

                 (c) A Break in Employment shall not occur if an Employee merely transfers from employment with a Participating Employer to a Hilton Property that is not a Participating Affiliate ("Non-Participating Property"), nor shall a Break in Employment occur if such Employee subsequently merely transfers from employment with such Non-Participating Property to another Non-Participating Property.

                 (d) Continuation on temporary layoff for lack of work for a period in excess of 12 months shall be considered a discharge effective as of the expiration of such 12 month period.

                 (e) Failure to return to work after the expiration of any leave of absence or after recall from any temporary layoff shall be considered a resignation effective as of the expiration of such leave of absence or recall from layoff.

                 (f) Failure of any Employee on military leave to make application for reemployment within the period of time during which he is entitled to retention of reemployment rights under applicable laws of the United States shall be considered a resignation effective as of the expiration date of such reemployment rights.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                 "Committee" shall mean the Committee appointed pursuant to
Article VI.

                 "Company" shall mean Hilton Hotels Corporation, a Delaware corporation, any predecessor corporation, or any successor corporation resulting from merger or consolidation.

                 "Compensation" shall mean an Employee's total Compensation, including base salary, overtime, cash bonuses, gratuity income paid in conjunction with or in lieu of base salary, the value of maintenance as established from time to time by the Committee, and such other amounts as determined by the Committee under rules adopted and uniformly applied (but excluding amounts so determined by the Committee) paid to such Employee that is subject to employer tax under the Federal Insurance Contributions Act in accordance with Section 3111(a) of the Internal Revenue Code of 1954 as in effect on March 1, 1978 (without regard to the dollar limitations contained in Section 3121(a) thereof). An Employee's Compensation shall also include (i) amounts by which the Employee's compensation is reduced pursuant to Section 125 of the Code under a cafeteria plan maintained by his or her employer, and (ii) the Compensation which would have been considered during periods of leaves of absence for which Years of Benefit Service are granted based upon the rate applicable at the time the leave is granted as determined by rules adopted and uniformly applied by the Committee. Compensation during any period for which an Employee is entitled to Years of Benefit Service under subparagraph (c) of the definition of "Years of Benefit Service" hereunder shall be considered as Compensation; provided, however, that in no event shall (i) compensation attributable to air or automobile transportation, (ii) any amounts received pursuant to the provisions of the Hilton Deferred Compensation Plan, the Hilton Supplemental Executive Retirement Plan or the Hilton Hotels Retirement Benefit Replacement Plan, or (iii) any amounts which are attributable to a plan, program or other arrangement based on or involving capital stock of the Company, be taken into account in calculating an Employee's Compensation hereunder.

                 Notwithstanding the foregoing, the maximum amount of an Employee's Compensation which shall be taken into account under the Plan for any Plan Year ("Maximum Compensation Limitation") shall be (i) $200,000 for Plan Years beginning on or after January 1, 1989, and (ii) $150,000 for Plan Years beginning on or after January 1, 1994, such limitation adjusted automatically without amendment to the Plan at the same time and in the same manner as under Sections 401(a)(17) and 415(d) of the Code. For any Plan Year of fewer than twelve months, the Maximum Compensation Limitation shall be reduced to the amount obtained by multiplying such limitation by a fraction having a numerator equal to the number of months in the Plan Year and a denominator equal to twelve. Notwithstanding the application of the Maximum Compensation Limitation, (i) the accrued benefit of a Participant determined as of December 31, 1988 shall not be reduced by reason of the $200,000 limitation, and (ii) the accrued benefit of a Participant determined as of December 31, 1993 shall not be reduced by reason of the $150,000 limitation. Furthermore, a Participant's accrued benefit, as calculated after December 31, 1988, shall be the greater of (i) or (ii), where (i) is his accrued benefit calculated under the Plan, as amended to comply with the Maximum Compensation Limitation, using all Years of Benefit Service and Compensation, and (ii) is the greater of (A) his accrued benefit determined as of December 31, 1988 plus his accrued benefit calculated under the Plan, as amended to comply with the Maximum Compensation Limitation, using only Years of Benefit Service and Compensation after December 31, 1988, or (B) his accrued benefit determined as of December 31, 1993 plus his accrued benefit calculated under the Plan, as amended to comply with the Maximum Compensation Limitation, using only Years of Benefit Service and Compensation after December 31, 1993.

                 For purposes of the Maximum Compensation Limitation, the Compensation of any Participant who is either a 5% owner (as defined in Section 416(i)(1) of the Code), or one of the ten most highly paid "Highly Compensated Employees" (as defined in Appendix E) during the Plan Year ("First Participant") shall be aggregated with the Compensation of any Participant who has not attained age 19 and is a lineal descendant of the First Participant and any Participant who is the Spouse of the First Participant. In any case in which such aggregation would produce Compensation in excess of the Maximum Compensation Limitation, the amount of the First Participant's Compensation that is considered under the Plan shall be reduced until the Maximum Compensation Limitation is met.

                 "Defined Benefit Plan" shall mean a plan described in Section 414(j) of the Code.

                 "Defined Contribution Plan" shall mean a plan described in
Section 414(i) of the Code.

                 "Disability" shall mean the total and presumably permanent incapacity of a Participant to engage in any remunerative occupation or employment by reason of mental or physical disability, as determined by the Committee under rules established by the Committee and applied in a uniform and nondiscriminatory manner.

                 "Disability Retirement Benefit" shall mean the benefit provided under Sections 4.3 and 4.5 determined pursuant to the factors in Appendix A.

                 "Disability Retirement Date" shall mean the first day of any calendar month coincident with or next following the date on which a Participant retires from all Participating Employers because of Disability if he then has at least 15 Years of Vesting Service; provided, however, that such Participant may elect to defer commencement of his Disability Retirement Benefit until the first day of any month prior to his Normal Retirement Date, in which case, solely for purposes of the reduction factors contained in Appendix A, such reduction factors shall be applied as if the date that his Disability Retirement Benefit actually commences is his Disability Retirement Date.

                 "Early Retirement Benefit" shall mean the benefit provided under Sections 4.2 and 4.5 determined pursuant to the factors in Appendix A.

                 "Early Retirement Date" shall mean the first day of any calendar month coincident with or next following the date on which a Participant retires from all Participating Employers prior to his Normal Retirement Date if he then has reached age 55, has at least 10 Years of Vesting Service and has elected to receive an Early Retirement Benefit;

provided, however, that such Participant may elect to defer commencement of his Early Retirement Benefit until the first day of any month prior to his Normal Retirement Date, in which case, solely for purposes of the reduction factors contained in Appendix A, such reduction factors shall be applied as if the date that his Early Retirement Benefit actually commences is his Early Retirement Date. A Participant is ineligible for an Early Retirement Date if on such date he is employed by a Related Company.

                 "Effective Date" shall mean (i) with respect to the Company, January 1, 1951, and (ii) with respect to a Participating Affiliate, the effective date of adoption of the Plan by such Participating Affiliate.

                 "Eligible Employee" shall mean any Employee of a Participating Employer who has both attained age 21 and completed one Year of Eligibility Service; except that there shall be excluded (i) any "leased employee" as defined in Section 414(n) of the Code, (ii) any Union Employee, unless such Union Employee is a member of a group of Employees to whom this Plan has been extended by the collective bargaining agreement covering such Union Employee, and (iii) any Employee of a Participating Affiliate who is included in a group or classification of Employees of such Participating Affiliate to which the Plan is not extended, as provided under the definition of "Participating Affiliate" hereunder.

                 Notwithstanding the foregoing, no Employee shall be an Eligible Employee until the Effective Date with respect to his Participating Employer.

                 "Eligibility Computation Period" shall mean:

                 (a) The 12-consecutive month period commencing with the first day that an Employee completes an Hour of Service for a Participating Employer or a Related Company;

                 (b) The first 12-consecutive month period coinciding with the Plan Year which includes the first anniversary of the first day that an Employee completes an Hour of Service for a Participating Employer or a Related Company; and

                 (c) Each succeeding 12-consecutive month period coinciding with the Plan Year.

Notwithstanding the above, if an Employee completes more than 500 Hours of Service during any such Eligibility Computation Period and then fails to complete more than 500 Hours of Service during a subsequent Eligibility Computation Period, then future Eligibility Computation Periods shall be measured from the first day that the Employee completes an Hour of Service following the Eligibility Computation Period in which the Employee has been credited with not more than 500 Hours of Service. In addition, any reemployed individual described in the preceding sentence who again incurs a Break in Employment shall measure Eligibility Computation

Periods from the date of subsequent reemployment if no Hours of Service are performed during an Eligibility Computation Period ending subsequent to the Break in Employment.

                 "Employee" shall mean every person employed by a Participating Employer or a Related Company, including any "leased employee" described in
Section 414(n) of the Code and any other individual required to be treated as employed by the Participating Employer or a Related Company under Section 414(o) of the Code.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "Fiduciary" shall mean all persons defined in Section 3(21) of ERISA associated in any manner with the control, management, operation, and administration of the Plan or the assets of the Plan, and such term shall be construed as including the term "Named Fiduciary" with respect to those Fiduciaries named in the Plan or who are identified as Fiduciaries pursuant to procedures specified in the Plan.

                 "Hilton Property" shall mean each business entity (including a Related Company of the Company), as designated from time to time by the Committee, in which the Company, directly or indirectly, has an interest or with which it has a contractual relationship for hotel management.

                 "Hour of Service" shall mean an hour (a) for which an Employee is paid, or entitled to payment, for performance of duties for a Participating Employer or a Related Company; (b) for which the Employee is paid or entitled to payment by a Participating Employer or a Related Company on account of a period during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence; or (c) for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Participating Employer or a Related Company.

                 The following additional rules shall apply in calculating Hours of Service: (a) no more than 501 Hours of Service are required to be credited to an Employee on account of any single period during which the Employee performs no duties; (b) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation, or disability insurance laws;

(c) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee; (d) a payment shall be deemed to be made by or due from a Participating Employer or Related Company regardless of whether such payment is made by or due from a Participating Employer or a Related Company directly, or indirectly through, among others, a trust fund, or insurer, to which a Participating Employer or a Related Company contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or on behalf of a group of Employees in the aggregate; (e) no more than one Hour of Service shall be credited with respect to any hour of time; (f) an "Hour of Service" shall include any hour for which an Employee is entitled to payment by a "leasing organization" (as described in Section 414(n)(2) of the Code) for the performance of duties for a Participating Employer or a Related Company.

                 The definition of "Hour of Service" set forth herein shall also be construed in accordance with, and shall include any additional periods of service, that may be required by regulations promulgated by the United States Department of Labor. The hour of service rules stated in the Department of Labor Regulations Section 2530.200b-2(b) and -2(c) are herein incorporated by reference.

                 "Integrated Benefits" shall mean the aggregate benefits payable to a Participant (or over which he has had or has exercised or released, any power or right of election, designation, appointment or disposition) under (i) any pension plan qualified as tax exempt under Section 401(a) of the Code, including any such plan established by the New York Hotel Association or pursuant to any collective bargaining or other agreement, to the extent that a Participating Employer, any Related Company, or any predecessors thereto have contributed or paid all or part of the costs thereof as determined by rules established from time to time by the Committee, and (ii) any federal, state, or other system now in existence or hereafter created or amended to which a Participating Employer is required by law to contribute or pay all or part of the costs, as determined by rules established from time to time by the Committee, including 50 percent of the Primary Social Security Benefit computed on the basis of the Social Security Act as in effect at the time at which the offset for Integrated Benefits is first applied as provided in the definition of "Primary Social Security Benefit" hereunder. The Committee, by uniform rules adopted from time to time, shall estimate the amounts of all Integrated Benefits expected to be payable to any Participant for the purpose of determining benefits under this Plan prior to the date of determination of the actual amount of any such Integrated Benefits, and adjustments shall be made, without interest, in benefit payments due after the Annuity Starting Date if later information so requires.

                 "Investment Manager" shall mean a Fiduciary designated by the Committee under this Plan to whom has been delegated the responsibility and authority to manage, acquire or dispose of Plan assets who (a) (1) is registered as an investment adviser under the Investment Advisers Act of 1940;
(2) is a bank, as defined in that Act; or (3) is an insurance company qualified to perform investment advisory services under the laws of more than one state; and (b) has acknowledged in writing that he is a Fiduciary with respect to the management, acquisition, and control of Plan assets.

                 "Late Retirement Benefit" shall mean the benefit provided under Sections 4.4 and 4.5.

                 "Late Retirement Date" shall mean, with respect to a Participant who remains in the employ of a Participating Employer following his Normal Retirement Date, the first day of any month following his Normal Retirement Date on which he elects to retire.

                 "Normal Retirement Age" shall mean the date on which occurs the later of (a) or (b), where (a) is the date a Participant attains age 65, and (b) is the earlier of:

                 (i) the date he has completed 5 Years of Vesting Service, or

                 (ii) the earlier of (A) the tenth anniversary of the date he commenced participation in the Plan, or (B) the fifth anniversary of the first day of the first Plan Year beginning on or after January 1, 1988.

                 "Normal Retirement Benefit" shall mean the benefit provided under Sections 4.1 and 4.5.

                 "Normal Retirement Date" shall mean the first day of the month coincident with or next following the date the Participant attains his Normal Retirement Age. A Participant shall retire on his Normal Retirement Date; provided that, a Participant may elect to continue employment and retire on a Late Retirement Date subsequent to said Normal Retirement Date, in which event he shall remain a Participant in the Plan as long as he remains an Eligible Employee.

                 "One Year Break in Service Year" shall mean any Vesting Computation Period during which a Participant has not completed more than 500 Hours of Service. Notwithstanding the preceding sentence and solely for purposes of this paragraph, if an Employee is credited with less than 501 Hours of Service during a 12-month period described in the preceding sentence by reason of an absence that arises because of her pregnancy, the birth or adoption of the Employee's child (or child care for a period immediately following such birth or adoption), such Employee shall not incur a One Year Break in Service Year; rather, the Employee shall be credited for any such 12- month period with (a) the Hours of Service for which the Employee would have received credit (but for such absence), if determinable, or (b) eight Hours of Service per day during such absence. If, absent the preceding sentence, a One Year Break in Service Year would not occur because of such an absence during the 12-month period that includes the beginning of such absence, the Employee shall receive credit for the hours specified under (a) or (b) above in the Vesting Computation Period immediately following the Vesting Computation Period in which such absence initially occurs, solely to prevent the occurrence of a One Year Break in Service Year in any such Vesting Computation Period. Notwithstanding any other provision of this paragraph, any Employee shall not be credited with more than 501 Hours of Service by reason of such absence.

                 "Participant" shall mean any Employee or former Employee who has been admitted to participation in the Plan pursuant to Article II and who is or may become eligible to receive a benefit from the Plan. A Participant does not include an Employee who incurs a Break in Employment and either: (a) is not vested; or (b) has been paid the full amount of his nonforfeitable benefit.

                 "Participating Affiliate" shall mean any Hilton Property which, by resolution of its board of directors and with the approval of the Committee, elects to participate in this Plan. Furthermore, in approving any Hilton Property as a Participating Affiliate, the Committee may, in its discretion, determine that the Plan is extended only to a specific group or classification of Employees of such Participating Affiliate, so long as any such determination complies with the Code and ERISA. By electing to participate in this Plan, a Participating Affiliate agrees to (i) be bound by any Plan or Trust amendment adopted by resolution of the Board of Directors or by the written instrument of any person to whom the Board of Directors had delegated its authority to adopt the amendment, and (ii) execute such forms or documents (e.g., forms or other materials required by the Internal Revenue Service or Department of Labor) as are deemed necessary or desirable by the Committee.

                 "Participating Employer" shall mean the Company and each Participating Affiliate. Appendix F attached hereto lists all Participating Employers as of January 1, 1994.

                 "Plan" shall mean the Hilton Hotels Retirement Plan set forth herein, as now in effect or hereafter amended.

                 "Plan Year" shall mean each 12-consecutive month period beginning on January 1 and ending on December 31. The Plan Year shall be the limitation year for purposes of Section 415 of the Code.

                 "Primary Social Security Benefit" shall mean the monthly amount available at the later of (i) the date a Participant attains age 65, or
(ii) the Participant's Early, Normal, Late or Disability Retirement Date or earlier Break in Employment, excluding amounts available for spouses and dependents, as an unreduced old-age or disability insurance benefit under the provisions of Title II of the Social Security Act (or under the provisions of any similar federal Act or Acts now in existence, or as hereafter created or amended) as in effect on the Participant's Early, Normal, Late or Disability Retirement Date or earlier Break in Employment, whether or not payment of such amount is delayed, suspended or forfeited because of failure to apply, accept other work, or any other similar reason within the control of the Participant. Such amount shall be determined on the basis of the Participant's period of employment with the Participating Employers in accordance with uniform rules adopted by the Committee, subject to the following paragraph. If a Participant retires or otherwise incurs a Break in Employment prior to age 65, the amount of his Primary Social Security Benefit shall be computed by assuming he receives no wages after such retirement or other Break in Employment.

                 In computing a Participant's Primary Social Security Benefit, the Participant's wages for Plan Years ending prior to his Break in Employment shall be calculated by using either (i) an estimated wage history, or (ii) to the extent the Committee has records, such Participant's actual wages. The estimated wage history shall be calculated by projecting backwards the Participant's wages during the Plan Year in which his Break in Employment occurs at a 6% annual rate. If the Participant provides evidence to the Committee of his actual wage history for the years before his Break in Employment, the actual wages shall be used instead of the estimate. In order that it be taken into account, a Participant must provide the actual wage history no later than a reasonable period of time (as determined by the Committee) after his Break in Employment or, if later, the date he is informed of the benefit to which he is entitled.

                 "Qualified Joint and Survivor Annuity" shall mean an annuity for the life of the Participant with a survivor annuity for the life of the Spouse of the Participant to whom he is legally married at the time his annuity payments commence which is 50% of the amount of the annuity payable during the life of the Participant. The amount of the Qualified Joint and Survivor Annuity shall be determined pursuant to the tables attached as Appendix A to the Plan.

                 "Related Company" shall be determined separately with respect to each Participating Employer, and shall mean, with respect to such a Participating Employer, (i) each corporation which is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Code, determined without regard to Section 1563(a)(4) and (e)(3)(C) thereof) of which such Participating Employer is a component member, (ii) each entity (whether or not incorporated) which is under common control with such Participating Employer, as such common control is defined in Section 414(c) of the Code and Regulations issued thereunder, (c) any organization which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) of which such Participating Employer or a Related Company is a member and (d) any organization which is required by regulations issued under Section 414(o) of the Code to be treated as a Related Company. For purposes of Section 5.1 of this Plan the phrase "more than 50 percent" shall be substituted for the phrase "at least 80 percent" each place it appears in Section 1563(a)(1) of the Code. The term "Related Company" shall also include each predecessor employer to the extent required by Section 414(a) of the Code. Notwithstanding the foregoing, an organization shall not be considered a Related Company for any purpose under the Plan prior to the date it is considered affiliated under clauses (i) through (iv) above.

                 "Section 203(a)(3)(B) Service" shall mean the employment of an Employee, subsequent to the time the payment of benefits commenced or would have commenced if the Employee had not remained in or returned to employment during a calendar month, if the Employee completes in such month 40 or more Hours of Service for a Participating Employer as of the time that the payment of benefits commenced or would have commenced if the Employee had not remained in or returned to employment. In the case of an Employee for whom records of Hours of Service are not maintained, an Employee who receives payment for any such Hours of Service performed on each of 8 or more days in such month shall also be treated as employed in Section 203(a)(3)(B) Service.

                 "Senior Officer" shall mean each person who holds the office of Senior Vice President or higher with the Company.

                 "Spouse" shall mean the person legally married to the Participant on the Annuity Starting Date. A "Surviving

Spouse" is a Spouse who survives the Participant, provided, however, that for purposes of the Surviving Spouse Benefit described in Section 4.7, "Surviving Spouse" shall mean the Spouse to whom the Participant was legally married for at least one year prior to his date of death.

                 "Trust" shall mean the Trust which is established to hold and invest contributions under this Plan.

                 "Trustee" (or "Trustees," if more than one is appointed and acting) shall mean the Trustee or Trustees, whether original or successor, appointed under the Trust.

                 "Union Employee" shall mean an Employee covered by a collective bargaining agreement between his Participating Employer and any collective bargaining representative if retirement benefits were the subject of good faith bargaining between such representative and such Participating Employer.

                 "Vesting Computation Period" shall mean any Plan Year beginning on or after January 1, 1976 during which the Employee is employed with a Participating Employer or a Related Company.

                 "Years of Benefit Service" of a Participant, measured in years and fractional years, shall mean the aggregate (without counting any period more than once) of the years computed under (a) through (f) below:

                 (a) A Participant who was a Participant under the Plan on December 31, 1975 shall be entitled to a full or fractional Year of Benefit Service for each full or fractional year of service to which he was entitled for purposes of determining benefit accruals under the Plan prior to January 1, 1976, in accordance with the terms of the Plan in effect prior to January 1, 1976.

                 (b) Beginning January 1, 1976, a Participant shall be entitled to 1/12th of a Year of Benefit Service for each calendar month during which he is both employed by a Participating Employer and is an Eligible Employee; provided, however, that except for the Plan Year in which he retires or otherwise incurs a Break in Employment after becoming vested pursuant to Section 4.6, a Participant shall not be entitled to any Years or fractional Years of Benefit Service for a Plan Year during which he completes less than 1,000 Hours of Service.

                 (c) Beginning July 12, 1990, a Participant shall be entitled to 1/12th of a Year of Benefit Service for each calendar month during which he is both credited with Hours of Service and is an Eligible Employee; provided, however, that except for the Plan Year in which he retires or otherwise ceases to complete Hours of Service under the Plan following completion of 5 or more Years of Vesting Service, a Participant shall not be entitled to any Years or fractional Years of Benefit Service for a Plan Year during which he completes less than 1,000 Hours of Service.

                 (d) A Participant shall be entitled to a full or fractional Year of Benefit Service for each full or fractional Year of Vesting Service to which he is entitled under subparagraph (d) of the definition of "Years of Vesting Service" hereunder.

                 (e) Any period for which a Participant is entitled to receive a pension under a pension plan of a former employer (other than a Participating Employer) shall be disregarded in computing his Years of Benefit Service.

                 (f) A period of leave of absence because of military service (or the equivalent of military service as determined by the Committee under such rules as it shall determine and uniformly apply) or an "Approved Leave of Absence" (as defined hereunder) shall be included in computing a Participant's Years of Benefit Service. A period of leave of absence for other reasons shall be disregarded in computing a Participant's Years of Benefit Service; provided, however, that the Committee may, in its sole and absolute discretion under such conditions and rules as it shall specify or establish and uniformly apply, allow credit for such leave of absence in computing a Participant's Years of Benefit Service.

                 The following additional rules shall apply in determining a Participant's Years of Benefit Service. If, at the date of a Participant's retirement or earlier Break in Employment (i) his period of employment (or a portion thereof) with a Participating Employer is otherwise excluded from his Years of Benefit Service because he was a Union Employee during such period ("Union Exclusion"), or (ii) his period of employment (or a portion thereof) with a Hilton Property is otherwise excluded from his Years of Benefit Service because said Hilton Property was not a Participating Affiliate under the Plan during such period ("Hilton Property Exclusion"), then:

                 (a) If the Participant incurs a Break in Employment with all Participating Employers for any reason before he has both attained age 55 and completed 20 or more Years of Vesting Service, but the Participant has completed 10 or more years of continuous participation in the Plan (measured from his initial date of participation in the Plan pursuant to Article II) immediately prior to his Break in Employment, then all periods used in determining his Years of Vesting Service (in the case of the Union Exclusion), or service with the Participating Employers and Hilton Properties (in the case of the Hilton

         Property Exclusion), shall be included in computing his Years of Benefit Service hereunder.

                 (b) If the Participant incurs a Break in Employment with all Participating Employers for any reason after he has both attained age 55 and completed 20 or more Years of Vesting Service, and the Participant has completed 5 or more years of continuous participation in the Plan (measured from his initial date of participation in the Plan pursuant to Article II) immediately prior to his Break in Employment, then all periods used in determining his Years of Vesting Service (in the case of the Union Exclusion), or service with the Participating Employers and Hilton Properties (in the case of the Hilton Property Exclusion), shall be included in computing his Years of Benefit Service hereunder.

                 (c) If a Participant incurs a Break in Employment with all Participating Employers for any reason after he has both attained age 65 and completed 10 or more Years of Vesting Service, and the Participant has completed 5 or more years of continuous participation in the Plan (measured from his initial date of participation in the Plan pursuant to Article II) immediately prior to his Break in Employment, then all periods used in determining his Years of Vesting Service (in the case of the Union Exclusion), or service with the Participating Employers and Hilton

         Properties (in the case of the Hilton Property Exclusion) shall be included in computing his Years of Benefit Service hereunder.

                 "Year of Eligibility Service" means each Eligibility Computation Period during which an Employee completes at least 1,000 Hours of Service.

                 "Years of Vesting Service" for any Employee, measured in years and fractional years, shall mean (i) prior to January 1, 1976, service, if any, described under subparagraph (a) below, and (ii) on or after January 1, 1976, each Vesting Computation Period during which he completes at least 1,000 Hours of Service. For purposes of determining Years of Vesting Service, no period shall be counted more than once, and the following rules shall apply:

                 (a) An Employee shall be entitled to a full or fractional Year of Vesting Service for each full or fractional year of service, if any, to which he was entitled under the Plan, for vesting purposes, prior to January 1, 1976, in accordance with the terms of the Plan in effect prior to January 1, 1976.

                 (b) A period of concurrent employment with two or more Participating Employers and/or Related Companies shall be considered as employment with only one such employer during such period.

                 (c) To the extent provided by the Committee, an Employee's employment with a predecessor employer shall be considered as employment with the Participating Employers.

                 (d) If a Participating Employer shall loan or assign an Employee to a Hilton Property which is not a Participating Affiliate, and such Employee subsequently resumes employment with such Participating Employer, then such period of employment with such Hilton Property shall be included for purposes of determining Years of Vesting Service.

                 (e) A period of "Approved Leave of Absence" (as defined hereunder) shall be included in computing a Participant's Years of Vesting Service.

                                   ARTICLE II

                                 PARTICIPATION


2.1      Eligibility Requirements.

                 Each Employee who was a Participant on January 1, 1987 shall continue to participate hereunder. Each other Employee shall become a Participant on the day he becomes an Eligible Employee.

2.2      Breaks in Service.

                 (a) A Participant who incurs a Break in Employment and is later reemployed with a Participating Employer as an Eligible Employee shall be deemed to have resumed participation immediately upon the date of such reemployment, provided he completes a Year of Eligibility Service after the date of such reemployment.

2.3      Designation of Beneficiary.

                 Upon forms provided by the Committee, each Eligible Employee who becomes a Participant shall designate in writing the Beneficiary or Beneficiaries whom such Eligible Employee desires to receive any benefits payable under this Plan in the event of such Eligible Employee's death. A Participant may from time to time change his designated Beneficiary or Beneficiaries without the consent of such Beneficiary or Beneficiaries by filing a new designation in writing with the Committee. However, if a married Participant wishes to designate a person other than his

Spouse as Beneficiary, such designation shall be consented to in writing by the Spouse, which consent shall acknowledge the effect of the designation and be witnessed by a Plan representative or a notary public. The Participant may change any election designating a Beneficiary or Beneficiaries without any requirement of further spousal consent if the Spouse's consent so provides. Notwithstanding the foregoing, spousal consent shall be unnecessary if it is established (to the satisfaction of a Plan representative) that there is no Spouse or that the required consent cannot be obtained because the Spouse cannot be located, or because of other circumstances prescribed by Treasury Regulations. The Participating Employer, the Committee and the Trustee may rely upon his designation of Beneficiary or Beneficiaries last filed in accordance with the terms of this Plan. Upon the dissolution of marriage of a Participant, any designation of the Participant's former Spouse as a Beneficiary shall be treated as though the Participant's former Spouse had predeceased the Participant, unless (i) the Participant executes another Beneficiary designation that complies with this Section 2.3 and that clearly names such former Spouse as a Beneficiary, or (ii) a court order presented to the Committee prior to distribution on behalf of the Participant explicitly requires the Participant to continue to maintain the former Spouse as the Beneficiary; provided, however, that this sentence shall not apply if the former Spouse is

Beneficiary by reason of having been named as a joint annuitant under a joint and survivor form of benefit (including a Qualified Joint and Survivor Annuity), and any annuity payments have been made to the Participant or the former Spouse prior to the Plan having been notified of the dissolution of marriage. In any case in which the Participant's former Spouse is treated under the Participant's Beneficiary Designation as having predeceased the Participant, no heirs or other beneficiaries of the former Spouse shall receive benefits from the Plan as a Beneficiary of the Participant except as provided otherwise in the Participant's Beneficiary designation.

                                  ARTICLE III

                                 CONTRIBUTIONS


3.1      Payment.
                 (a) Subject to subsection (c) below, the Participating Employers expect to pay the entire cost of the benefits provided by this Plan. Such contributions shall be paid from time to time directly to the Trustee, or may instead be deposited in a depositary or depositaries selected by the Committee, which depositary may be the Trustee or any other state or national bank having a capital in excess of $1,000,000. In the event such depositary is a bank other than the Trustee, all such deposits shall be made in the Trustee's name and such depositary shall hold any funds so deposited with it subject to the directions and instructions of the Trustee. The Trustee shall have no liability or responsibility for (i) the selection of any such depositary, nor
(ii) for any action or non-action taken by such depositary, except to the extent that such action or non-action is taken in accordance with the directions of the Trustee. The timing of all contributions shall be entirely discretionary with the Participating Employer making such contribution except as otherwise required by the Code or ERISA.

                 (b) Expenses incurred in the administration of the Plan, including legal, actuarial, and Trustee's fees and expenses, shall be paid by the Trust except to the extent such amounts are paid by the Participating Employers in the sole discretion of the Company.

                 (c) Separate computations shall be made under this Article with respect to each Participating Employer in the Plan to the end that each such Participating Employer shall bear the cost of benefits accruing hereunder for its own Participants.

                 (d) Forfeitures under this Plan shall not be applied to increase the benefits any Participant would otherwise receive under this Plan but shall instead be used to reduce subsequent contributions.

                 (e)  No Participant can make contributions under this Plan.

                                   ARTICLE IV

                         RETIREMENT AND DEATH BENEFITS


4.1      Normal Retirement Benefit - Unmarried Participant.

                 (a) A Participant may retire and commence receiving his vested Normal Retirement Benefit on his Normal Retirement Date. A Participant shall be 100% vested in benefits under this Plan upon attainment of Normal Retirement Age if he is then an Employee. Except as hereinafter provided, the amount of the monthly retirement benefit payable each month for the life of a Participant, commencing on his Normal Retirement Date and ending with the benefit for the month during which his death occurs, which is his Normal Retirement Benefit, shall be equal to (1) reduced by (2), as follows:

                 (1) If the Participant had completed 34 or more Years of Benefit Service as of December 31, 1983, then (1) is the greater of (A) or (B) and otherwise is (B):

                          (A) 1-1/2% of the Participant's Average Monthly Compensation multiplied by his Years of Benefit Service, but not more than 60% of such Average Monthly Compensation; or

                          (B)     the sum of:

                                  (i)      2% of the Participant's Average
                          Monthly Compensation multiplied by his Years of Benefit Service (up to a maximum of 25 years), plus

                                  (ii)     1/2% of his Average Monthly
                          Compensation multiplied by his Years of Benefit Service in excess of 25,

                          but not more than 60% of such Average Monthly Compensation.

                 (2)      is:  the Participant's Integrated Benefits.

                 (b) Notwithstanding subsection (a) above, the following minimums shall apply in determining the Normal, Early or Late Retirement Benefit (as applicable) payable to a Participant who at the date of his retirement or earlier Break in Employment has either (i) completed 10 or more Years of Benefit Service, or (ii) both attained age 55 and completed 5 or more Years of Benefit Service:

                 (1) The Normal or Late Retirement Benefit payable on or after January 1, 1986 to such a Participant who retires on or after that date on a Normal or Late Retirement Date, or who prior to January 1, 1986 had retired on a Normal or Late Retirement Date and is receiving a Normal or Late Retirement Benefit on January 1, 1986, shall not be less than $150.

                 (2) The Early Retirement Benefit payable on or after January 1, 1986 to such a Participant who retires on or after that date on an Early Retirement Date, or who prior to January 1, 1986 had retired on an Early Retirement Date and is receiving or is entitled to receive benefit payments on January 1, 1986, shall not be less than an amount equal to the product of $150 multiplied by a fraction, the numerator of which is the Participant's Years of Benefit Service and the denominator of which is the Years of Vesting Service to which he would have been entitled had he remained in the employ of the Participating Employers to his Normal Retirement Date.

                 (3) The vested Normal Retirement Benefit payable pursuant to Section 4.6 to such a Participant

                          (A) who incurred a Break in Employment prior to his retirement during the period beginning September 1, 1980 and ending December 31, 1985, and who qualified for a vested Normal Retirement Benefit, or

                          (B) who incurs a Break in Employment on or after January 1, 1986 prior to his retirement and who qualifies for a vested Normal Retirement Benefit, shall not be less than an amount equal to the product of (i) $100 (if clause (A) above applies), or (ii) $150 (if clause
                 (B) above applies), multiplied in either case by a fraction, the numerator of which is the Participant's Years of Benefit Service and the denominator of which is the Years of Vesting Service to which he would have been entitled had he remained in the employ of the Participating Employers to his Normal Retirement Date. If a Participant referred to in this subsection 4.1(b) is eligible for and commences an Early Retirement Benefit, the appropriate reduction for early commencement shall be made to the minimum benefit.

The Normal Retirement Benefit or vested Normal Retirement Benefit computed under subparagraphs (1), (2) or (3) above, whichever applies, shall then be reduced by the aggregate benefits payable to such Participant under any other pension plan qualified under Section 401(a) of the Code, including any such plan established pursuant to any collective bargaining or other agreement, to the extent that the Participating Employers or a Related Company or any predecessors thereto have contributed or paid all or a part of the costs thereof as determined by rules established from time to time by the Committee. The minimum benefits described in this subsection (b) shall be reduced as otherwise specified in this Plan if it is paid in the form of a Qualified Joint and Survivor Annuity or an optional form of benefit.

                 (c) In no event shall the Participant's Normal Retirement Benefit be less than the benefit that would have been payable as of his Early Retirement Date.

4.2      Early Retirement Benefit - Unmarried Participant.

                 If the Participant elects to retire on an Early Retirement Date, his retirement benefit will be a monthly Early Retirement Benefit beginning on such Early Retirement Date, reduced for early commencement pursuant to Appendix A, and ending with the benefit for the month during which his death occurs.

                 Notwithstanding the foregoing, in the case of a Participant entitled to a vested benefit pursuant to Section 4.6(b), the early commencement factors contained in Appendix A shall not apply, and his Early Retirement Benefit shall instead be the Actuarial Equivalent of his vested Normal Retirement Benefit.

4.3      Disability Retirement Benefit - Unmarried Participant.

                 (a) If (i) the Committee determines that a Participant's Break in Employment with the Participating Employers is a result of his Disability prior to his Normal Retirement Date, and (ii) he is eligible for a Disability Retirement Date, such Participant shall be entitled to a Disability Retirement Benefit commencing on his Disability Retirement Date, reduced for early commencement pursuant to Appendix A, and ending with the benefit for the month during which his death occurs.

                 Notwithstanding the foregoing, in the case of a Participant entitled to a vested benefit pursuant to Section 4.6(b), the early commencement factors contained in Appendix A shall not apply, and his Disability Retirement Benefit shall instead be the Actuarial Equivalent of his vested Normal Retirement Benefit.

                 (b) In the event that a Participant ceases to be subject to a Disability after a Disability Retirement Benefit has commenced, Disability Retirement Benefit payments will be suspended until the Participant's Normal Retirement Date or applicable Early Retirement Date at which time benefits will be recalculated on the basis of the Participant's participation as of that date.

4.4      Late Retirement Benefit - Unmarried Participant.

                 (a) A Participant may retire after his Normal Retirement Date on his Late Retirement Date. The amount of monthly retirement benefit payable each month for the life of a Participant who retires on his Late Retirement Date shall be his Late Retirement Benefit, commencing as of his Late Retirement Date, but no later than the date set forth in Section 4.9(b)(1), and ending with the benefit for the month in which his death occurs. Such Late Retirement Benefit shall equal the sum of the Participant's Normal Retirement Benefit as determined under Section 4.1 above, plus, for each Plan Year ending on or after the Participant's Normal Retirement Date, the greater of (1) or
(2). (1) shall be the additional benefit accrued for each such Plan Year, taking into account Years of Benefit Service accrued (but not to exceed any limits on such Years of Benefit Service pursuant to Section 4.1) and Compensation earned in each such year through the Participant's Late Retirement Date. (2) shall be, with respect to any Participant who during any month is not employed in Section 203(a)(3)(B) Service, the increase to the Participant's accrued benefit as of the end of the Plan Year preceding the Plan Year in question to take into account the nonpayment of benefits during any such month determined pursuant to the Actuarial Equivalent assumptions in Appendix A.

                 Notwithstanding the foregoing, in the case of a Participant who attained age 65 on or before February 28, 1978, such Participant's Late Retirement Benefit shall not be less than the Late Retirement Benefit that would have been payable to such Participant had the terms of the Plan in effect on February 28, 1978 continued in effect without change until such Participant's Late Retirement Date.

                 (b) Participants who continue employment past Normal Retirement Date shall be given such notice with respect to suspension of their retirement benefit payments as is required by applicable Department of Labor regulations.

4.5      Normal, Early, Disability or Late Retirement Benefit - Married
         Participant.

                 (a) If any vested Participant (i.e., any Participant who has a nonforfeitable right to a benefit under this Plan) is married and retires on a Normal, Early, Disability, or Late Retirement Date, the benefit shall be paid in the form of a Qualified Joint and Survivor Annuity. Monthly retirement payments under the Qualified Joint and Survivor Annuity shall commence on the Normal, Early, Disability, or Late Retirement Date, but no later than the date set forth in Section 4.9(b)(1), as applicable, and end with the benefit for the month in which the death of the Participant or the Participant's Spouse, as applicable, occurs. The

Qualified Joint and Survivor Annuity shall be the benefit form unless the Participant, after receiving a written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity and the effect of not receiving the same shall have elected not to take such Qualified Joint and Survivor Annuity. Such election shall not be effective unless the Spouse of the Participant consents in writing to such election, which consent shall acknowledge the effect of such election and shall be witnessed by a Plan representative or notary public, or it is established to the satisfaction of the Plan representative that the consent required cannot be obtained because there is no Spouse, because the Spouse cannot be located or because of other circumstances set forth in Treasury Regulations. The Spouse's consent must specify the form of benefits to be paid and any Beneficiary or contingent Beneficiary. The form of benefits and any Beneficiary or contingent Beneficiary may be changed only if the Spouse consents to such change in the manner provided in this Section. However, the form of benefits, Beneficiary and contingent Beneficiary may be changed without subsequent spousal consent if (1) the original consent acknowledged the right of the Spouse to limit consent to a specific beneficiary and form of benefits, and (2) the original consent expressly permits changes to the form of benefits and Beneficiaries without any requirement of further spousal consent. The Spouse's consent may not be revoked. In the event the Qualified Joint and Survivor

Annuity is waived, the benefit shall be paid in the form provided in Sections 4.1, 4.2, 4.3, or 4.4 as applicable for an unmarried Participant or in one of the alternative forms elected by the Participant as provided in Section 4.8.

                 (b) Each Participant shall be provided with a written explanation of (1) the terms and conditions of the Qualified Joint and Survivor Annuity, (2) the Participant's right to make, and the effect of, an election not to take a Qualified Joint and Survivor Annuity, (3) the rights of the Participant's Spouse with regard to such Spouse's required consent to the Participant's waiver of the Qualified Joint and Survivor Annuity, and (4) the Participant's right to make, and the effect of, a revocation of an election to waive the Qualified Joint and Survivor Annuity. This explanation shall be provided to the Participant no less than 30 and no more than 90 days before the Annuity Starting Date (and consistent with such regulations as the Secretary of the Treasury may prescribe). The written explanation shall include an explanation of the eligibility conditions, other material features, and relative values of the optional forms of benefits under the Plan, as well as a general explanation of the relative financial effect on a Participant's benefit of the waiver of the Qualified Joint and Survivor Annuity.

                 (c) Said election may be made (or revoked) only during the 90 day period ending on the Annuity Starting Date.

4.6      Vesting; Breaks in Service.

         (a)     Vesting at Normal Retirement Age.

                 A Participant shall become 100% vested in his Normal Retirement Benefit upon reaching his Normal Retirement Age if he is then employed by a Participating Employer or a Related Company.

         (b)     Vesting Before Normal Retirement Age.

                 If a Participant incurs a Break in Employment for any reason other than retirement at his Normal or Late Retirement Date, he shall become vested in his Normal Retirement Benefit in accordance with the immediately following schedule:

            Years of
         Vesting Service      Percentage Vested
         ---------------      -----------------
          less than 10              0%
          10 or more                100%


Notwithstanding the foregoing schedule, a Participant who has completed at least one Hour of Service on or after January 1, 1989 shall become vested in his Normal Retirement Benefit in accordance with the immediately following schedule:

            Years of
         Vesting Service      Percentage Vested
         ---------------      -----------------
          less than 5               0%
          5 or more                 100%



         (c)     Breaks in Service.

                 In determining a Participant's accrued benefit, Years of Benefit Service and Years of Vesting Service for purposes of the Plan, if the Participant incurs a One Year Break in Service Year and if he had no nonforfeitable interest in his benefits under this Plan at the time of his Break in Employment, his accrued benefit, Years of Benefit Service and Years of Vesting Service prior to such Break in Employment shall not be taken into account if the number of consecutive One Year Break in Service Years subsequent to such Break in Employment equals or exceeds the greater of the Participant's Years of Vesting Service completed prior to such termination of employment, or (effective January 1, 1985) five consecutive One Year Break in Service Years. If the preceding sentence would cause any accrued benefit, Years of Benefit Service or Years of Vesting Service to be disregarded as of December 31, 1984 if that sentence's reference to five consecutive One Year Break in Service Years were ignored, such accrued benefit or Years of Vesting Service shall continue to be disregarded. Years of Benefit Service and Years of Vesting Service previously eliminated by a prior application of this paragraph shall not be counted for the purpose of the preceding sentences.

                 Participants who experience one or more breaks in service prior to 1976 shall be treated for all purposes of this Plan as new employees as of the first time after 1975 that they recommence employment with a Participating Employer after such breaks and any benefits payable under this Plan on account of such service prior to a break in service shall be computed without reference to any service by the Participant subsequent to reemployment.

4.7      Surviving Spouse Benefit.

                 (a) If a vested Participant dies prior to his Annuity Starting Date but on or after a date on which he could have retired, his Surviving Spouse shall receive a Surviving Spouse Benefit. The monthly Surviving Spouse Benefit shall be an annuity amount payable as if the Participant had retired and elected a Qualified Joint and Survivor Annuity on the day before his death. Payment of the Surviving Spouse Benefit shall commence on the first day of the month coinciding with or next following the Participant's date of death; provided, however, that if such Participant's death occurs before what would have been his Normal Retirement Date, his Surviving Spouse may elect to defer commencement of the Surviving Spouse Benefit until the first day of any following month, but no later than what would have been such Participant's Normal Retirement Date.

                 (b) If a Participant dies before a date on which he could have retired, the Surviving Spouse Benefit shall be payable as if the following events had occurred: (1) the Participant incurred a Break in Employment because of resignation or discharge on the date of his death or, if earlier, the date of his actual Break in Employment, (2) the Participant survived to the earliest date on which he could have retired, (3) the Participant retired with an immediate Qualified Joint and Survivor Annuity at the earliest date on which he could have retired, and (4) the Participant died on the day after the day on which such Participant would have attained the earliest date on which he could have retired. Payment under this subsection shall begin as of the first day of the month coinciding with or next following the later of the Participant's date of death or the date he would have attained age 55; provided, however, that his Surviving Spouse may elect to defer commencement of the Surviving Spouse benefit until the first day of any following month, but no later than what would have been such Participant's Normal Retirement Date.

                 (c) In addition to the Participant described above, a Participant who separated from service before August 23, 1984 with at least 10 Years of Vesting Service shall have the opportunity to also elect a Surviving Spouse Benefit in accordance with regulations issued by the Department of Treasury.

                 (d)      (1)     Subject to paragraph (2) below, if a vested
Participant who would otherwise be entitled to receive his retirement benefit under the "Cash Lump Sum" option described in Section 4.8 dies prior to his Annuity Starting Date, then a single cash lump sum death benefit equal to the Actuarial Equivalent of such Participant's Normal (or, if applicable, Late) Retirement Benefit accrued as of his date of death shall be paid to his designated Beneficiary as soon as administratively feasible following such Participant's death.

                 (2) Notwithstanding paragraph (1) above, if the Surviving Spouse Benefit is payable under this Section with respect to such deceased Participant, then the cash lump sum death benefit described in paragraph (1) shall not be payable unless the amount of such cash lump sum death benefit exceeds the Actuarial Equivalent of the Surviving Spouse Benefit, in which case such excess shall be paid to such Participant's designated Beneficiary as soon as administratively feasible following such Participant's death.

4.8      Optional Retirement Benefits.

                 (a) A Participant who retires may elect, in lieu of the retirement annuity otherwise payable to him, one of the following optional forms of benefits commencing on the Participant's Early, Normal, Late or Disability Retirement Date, as the case may be:

         Single Life Annuit.

                 A retirement benefit payable as a single life annuity ending with the benefit for the month during which the Participant's death occurs. The amount of such benefit shall be determined in accordance with Section 4.1.

         Annuity Adjusted for Social Security Payments.

                 A retirement benefit adjusted to take account of the expected Social Security Benefit of the Participant. Such adjustment for Social Security benefits shall be made by providing (1) retirement benefits on a temporary basis beginning on the Participant's Early or Disability Retirement Date and terminating with the payment for the month preceding the earliest date the Participant is entitled to receive an old age insurance benefit under the Social Security Act or the date of his death, whichever first occurs, and (2) an additional retirement benefit as chosen by the Participant in the form of a single life annuity or a joint and survivor annuity. The amount of the monthly retirement benefit payable on the temporary basis and the additional benefit shall be determined in accordance with Appendix A.

         Cash Lump Sum

                 A retirement benefit equal to the Actuarial Equivalent of his Normal Retirement Benefit (determined in accordance with Appendix A), payable in the form of a cash lump sum; provided, however, that this option shall be available only to a Participant who (i) was a Participant on December 31, 1975, and (ii) was eligible to elect that the Actuarial Equivalent of his Normal Retirement Benefit be paid to him in accordance with the terms of the Plan in effect prior to January 1, 1976. This option shall no longer be available after the retirement of the last of those Participants described in the preceding sentence.

         Other Optional Forms of Payment.

                 A Participant may elect a monthly retirement income in such other form as may be authorized by the Committee and offered to all Participants on a like and nondiscriminatory basis, which is the Actuarial Equivalent of his Normal Retirement Benefit. Notwithstanding Appendix A, "Actuarial Equivalent" under this option shall be determined using (i) a 5% interest factor and (ii) a unisex pension 1984 table for determining mortality. In any case where a Participant elects such an optional form of benefit (other than an option where the joint or contingent annuitant is the Participant's Spouse), the option shall be structured so that more than 50 percent of the lump sum Actuarial Equivalent required to provide such Participant's monthly retirement income in the form of a life annuity will be applied to provide the Participant's monthly benefits under such option during the period of the Participant's life expectancy.

         (b)     Election Procedure.

                 The election of one of the options provided for in this Section shall become effective on the Annuity Starting Date. In addition, to be effective, any election made under this Section must be made by the Participant, must be in writing on a form or forms prescribed by the Committee, must name the contingent annuitant if a form of joint and survivor annuity or term certain annuity is chosen, must be signed by the Participant and the Participant's Spouse, unless it is established to the satisfaction of the Plan representative that the consent required cannot be obtained because there is no Spouse or because the Spouse cannot be located, and must be filed with the
Committee at least 30 days prior to the Annuity Starting Date.   An election
may be rescinded or changed at any time prior to the Annuity Starting Date, and may not thereafter be rescinded or changed. Any election hereunder involving a contingent annuitant shall be treated as revoked in the event of such contingent annuitant's death prior to the commencement of retirement payments.

4.9      Payment of Retirement Benefit.

                 (a) When benefits become distributable, the Committee shall direct the Trustee to distribute the amount described above promptly, the payment of such benefits to commence, notwithstanding anything to the contrary contained herein, no later than 60 days following the close of the later of the Plan Year in which (1) the Participant reaches Normal Retirement Age, (2) the Participant incurs a Break in Employment, or (3) occurs the 10th anniversary of the date the Participant commenced participation in the Plan. If, however, the amount of the Participant's benefit has not been calculated by the date specified in (1), (2) or (3) above or the Participant cannot be located, distribution shall begin no later than 60 days after the payment can be calculated or the Participant located.

                 (b)(1) Notwithstanding anything to the contrary contained herein, the distribution options under the Plan shall comply with Section 401(a)(9) of the Code and regulations promulgated thereunder which are hereby incorporated by this reference as a part of the Plan. Accordingly, unless otherwise permitted by law, the entire interest of each Participant shall commence to be distributed by April 1 of the calendar year following the calendar year in which the Participant reaches age 70-1/2. Except as provided by law, a Participant who reached age 70-1/2 before January 1, 1988 and who was not a 5% owner of his Participating Employer at any time during the Plan Year ending with or within the calendar year in which the Participant attains age 66-1/2 or thereafter, is not required to receive distribution of his interest until he incurs a Break in Employment. Furthermore, a Participant who attains age 70-1/2 during 1988 and who has not retired as of January 1, 1989, is not required to receive a distribution of his interest until April 1, 1990.

                 (b)(2) Distribution shall be made over the life of such Participant (or over the lives of the Participant and his Beneficiary) or over a period not extending beyond the life expectancy of the Participant (or over a period not extending beyond the life expectancy of the Participant and his Beneficiary).

                 (b)(3) If the Participant designates anyone other than the Participant's Spouse as Beneficiary under any optional form of benefit, the optional form of benefit elected by the Participant must provide for distributions to the Participant which, as of the Participant's required beginning date as defined in subsection (b)(1), will provide for payments that satisfy the minimum distribution incidental benefit requirements of Section 401(a)(9) of the Code and the regulations thereunder.

                 (b)(4) Notwithstanding any other provision of this subsection (b), benefits under this Plan shall be paid pursuant to a Participant's election submitted before 1984 if such election choice was a form of benefit permitted by the Plan and complies with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982.

                 (b)(5) If a Participant continues employment past the required beginning date specified in Section 401(a)(9) of the Code as described in subsection (b)(1) above, distributions required to be made shall be appropriately adjusted as of the first day of each Plan Year to reflect additional accruals during the prior Plan Year in accordance with Treasury Regulations. Any such additional accruals shall be offset by the Actuarial Equivalent of the distributions paid during the preceding Plan Year to the extent permitted by law.

                 (c)(1)   Direct Rollovers.

                 This subsection (c) applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this subsection (c), if a Distributee will receive an Eligible Rollover Distribution of at least $200, the Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. Notwithstanding the preceding sentence, a Distributee may not elect to have an Eligible Rollover Distribution of less than $500 paid directly to an Eligible Retirement Plan unless the Distributee elects to have his or her entire Eligible Rollover Distribution paid directly to the Eligible Retirement Plan.

                 (c)(2)   Definitions.

                          (A)     An "Eligible Rollover Distribution" is any
distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other type of distribution which the Internal Revenue Service announces (pursuant to regulation, notice or otherwise) is not an Eligible Rollover Distribution.

                          (B)     An "Eligible Retirement Plan" is an
individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in
Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the Surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                          (C)     A "Distributee" includes an Employee or
former Employee. In addition, the Employee's or former Employee's Surviving Spouse and the Employee's or former Employee's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in
Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse.

                          (D)     A "Direct Rollover" is a payment by the Plan
to the Eligible Retirement Plan specified by the Distributee.

                 (d) In the event the Actuarial Equivalent of a Participant's accrued benefit determined as of his Normal, Early, Late, or Disability Retirement Date, whichever is applicable, or the Surviving Spouse Benefit, is $3,500 or less, the Committee shall pay such Actuarial Equivalent in the form of a single cash lump sum. For purposes of the preceding sentence, a Participant who ceases to participate in the Plan and whose nonforfeitable percentage in his accrued benefit is zero shall be deemed to have received a complete distribution of the nonforfeitable portion of his accrued benefit at the time of his Break in Employment, and the forfeitable portion of his accrued benefit shall be forfeited at the time of his Break in Employment. Upon distribution, such accrued benefit and service attributable to such accrued benefit shall thereupon be disregarded for all purposes under this Plan. Notwithstanding the preceding sentence, if the distribution to a Participant as described above is less than the Actuarial Equivalent of such Participant's full accrued benefit, such Participant's full accrued benefit and related service shall be restored if he subsequently is reemployed by a Participating Employer and repays to the Plan his distribution under this subsection. Such distribution must be repaid before the earlier of five years after the date of reemployment or the close of the fifth One Year Break in Service Year after distribution. In addition, the repaid amount must equal the distribution plus interest at 120% of the applicable federal mid-term rate (or such other rate as may be specified under Section 411(c)(2)(C) of the Code), compounded annually from the date of distribution to the date of repayment. In the case of a Participant whose nonforfeitable interest in his accrued benefit at the time of his Break in Employment is zero, such Participant shall be deemed to have repaid his distribution pursuant to the foregoing provisions as of his date of reemployment.

4.10     Suspension of Benefits.

                 (a) If a Participant has commenced receiving benefits hereunder and is subsequently reemployed by a Participating Employer or a Related Company, his benefits will be discontinued during any month of such reemployment in which the Participant is employed in Section 203(a)(3)(B) Service unless the continued payment of benefits is required by Section 4.9(b)(1). The previous sentence shall only apply if the Participant is delivered a notice that complies with Department of Labor Regulations Section 2530.203-3(b)(4).

                 (b)      A Participant reemployed as described in subsection
(a) shall upon reemployment again become a Participant under this Plan if he meets the then applicable requirements for participation. Such Participant's benefit accrued during such reemployment shall be computed for each period of reemployment and the benefit payable to such Participant shall be increased as of his subsequently selected Early, Normal or Late Retirement Date, as applicable, to take into account such additional benefit, if any. Any additional benefit shall be decreased by the

Actuarial Equivalent of any benefit payments (other than Disability Retirement Benefit payments) paid to the Participant prior to his attaining his Normal Retirement Date.

                 (c) In the case of a Participant reemployed after attaining his Normal Retirement Date, any additional accrual during a Plan Year shall increase the benefits payable to the Participant as of the first day of the next Plan Year. Any additional accrual during a Plan Year shall be reduced, however, by the Actuarial Equivalent of any payments during the Plan Year to the Participant in any month in which the Participant is employed in
Section 203(a)(3)(B) service.

4.11  Inability to Locate Participant.

                 In the case of any benefit payable under this Plan, if the Committee is unable, within three years after the later of Normal Retirement Date or other date on which the benefit becomes payable, to locate the Participant or Beneficiary to whom payment is due, such benefit shall be forfeited and the assets of this Plan shall be relieved of the liability for payment of such benefit. If after such forfeiture, the Participant or Beneficiary later claims such benefit, such benefit shall be reinstated and shall be paid retroactive to the date that such benefit first became payable.

                                   ARTICLE V

                      LIMITATION ON BENEFITS AND PAYMENTS


5.1      Section 415 Limitations.

                 Notwithstanding anything else contained herein, the maximum annual amount of retirement benefit payable with respect to a Participant under this Plan shall not exceed the lesser of: (a) $90,000 (adjusted automatically without amendment to the Plan for increases in the cost of living, in accordance with Regulations issued by the Secretary of the Treasury pursuant to the provisions of Section 415(d) of the Code) or (b) 100% of the Participant's average annual compensation for the three consecutive calendar years during which he was a Participant and had the highest aggregate annual compensation from his Participating Employer and all Related Companies, in accordance with the provisions of Appendix B attached hereto.

                 With respect to Senior Officers only, the dollar limitation described above shall be the dollar limitation in effect in the Plan Year in which such Senior Officer attains his Normal Retirement Age and, for Senior Officers who are Participants and have attained age 65 prior to December 31, 1991, shall be the dollar limitation described above in effect as of January 1, 1991. For Participants other than Senior Officers, benefit payments which had been limited under the dollar limitation set for the above shall be increased (but not above the benefit amount the Participant would have been entitled to without such limitation) to reflect increases in the dollar limitation which occur after termination of employment or retirement.

5.2      Top-Heavy Plan Requirement.

                 Notwithstanding anything else contained herein, for any Plan Year for which this Plan is a Top-Heavy Plan, as defined in Section C.3 of Appendix C attached hereto, this Plan will be subject to the provisions of Appendix C.

5.3      Restriction of Benefits and Payments.

                 For Plan Years beginning on or after January 1, 1994, notwithstanding anything else contained herein, upon termination of the Plan or in the case of a payment to any of the 25 highest paid "Highly Compensated Employees" (as defined in Appendix E), the restrictions of Appendix E shall apply. For Plan Years beginning before January 1, 1994, the restrictions of Appendix D shall apply.

5.4      133-1/3 Percent Rule.

                 The method of computing a Participant's accrued benefit under the provisions of Article IV is intended to satisfy the requirements of the 133-1/3 rule provided in Section 411(b)(1)(B) of the Code.

                                   ARTICLE VI

                                 THE COMMITTEE


6.1      Members.

                 A Committee shall be appointed by, and shall serve at the pleasure of, the Board. The number of members comprising the Committee (which shall, in any event, be a minimum of three) shall be determined by the Board which may from time to time vary the number of members. A member of the Committee may resign by delivering a written notice of resignation to the Board. The Board may remove any member by delivering a certified copy of its resolution of removal to such member. Vacancies in the membership of the Committee shall be filled promptly by the Board. Members of the Committee may, but need not be, Employees of the Company and/or Participants.

6.2      Committee Action.

                 The Board shall choose a Chairman for the Committee and the Committee shall choose a Secretary. The Secretary shall keep minutes of the Committee's proceedings and all records and documents pertaining to the Committee's administration of the Plan. The Secretary need not be a Committee member. Any action of the Committee shall be taken pursuant to the vote or written consent of a majority of its members present, and such action shall constitute the action of the Committee and be binding upon the same as if all members had joined therein. A member of the Committee shall not vote or act upon any matter which relates solely to himself as a Participant. The Chairman or any other member or members of the Committee designated by the Chairman may execute any certificate or other written direction on behalf of the Committee. The Trustee or any third person dealing with the Committee may conclusively rely upon any certificate or other written direction so signed.

6.3      Rights and Duties.

                 (a) The Committee shall appoint a plan administrator (as defined in Section 3(16)(A) of ERISA). The Committee shall act as the Fiduciary with respect to control and management of the Plan for purposes of ERISA on behalf of the Participants and their Beneficiaries, shall enforce the Plan in accordance with its terms and in full accordance with any and all laws applicable to the Plan, shall be charged with the general administration of the Plan, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

                 (1) To determine all questions relating to the eligibility of Employees to participate;

                 (2) To construe and interpret the terms and provisions of this Plan;

                 (3) To compute, certify to, and direct the Trustee with regard to the amount and kind of benefits payable to Participants and their Beneficiaries;

                 (4) To authorize all disbursements by the Trustee from the Trust;

                 (5) To maintain all records that may be necessary for the administration of the Plan other than those maintained by the Trustee;

                 (6) To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as shall be required by ERISA or other law, other than those prepared and filed by the Trustee;

                 (7) To make and publish such rules for the regulation of the Plan as are not inconsistent with the terms hereof;

                 (8) To appoint a plan administrator or any other agent, and to delegate to them or to the Trustee such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe, and to designate each such administrator or agent as Fiduciary with regard to matters delegated to him; and

                 (9) To establish claims procedures consistent with regulations of the Secretary of Labor for presentation of claims by Participants and Beneficiaries for

         Plan benefits, consideration of such claims, review of claim denials and issuance of a decision on review. Such claims procedures shall at a minimum consist of the following:

                          (A) The Committee shall notify Participants and, where appropriate, Beneficiaries of their right to claim benefits under the claims procedures, shall make forms available for filing of such claims, and shall provide the name of the person or persons with whom such claims should be filed.

                          (B) The Committee shall establish procedures for action upon claims initially made and the communication of a decision to the claimant promptly and, in any event, not later than 90 days after the claim is received by the Committee, unless special circumstances require an extension of time for processing the claim. If an extension is required, notice of the extension shall be furnished the claimant prior to the end of the initial 90-day period, which notice shall indicate the reasons for the extension and the expected decision date. The extension shall not exceed 90 days. The claim may be deemed by the claimant to have been denied for purposes of further review described below in the event a decision is not furnished to the claimant within the period described in the preceding three sentences. Every claim for benefits which is denied shall be denied by written notice setting forth in a manner calculated to be understood by the claimant (i) the specific reason or reasons for the denial, (ii) specific reference to any provisions of this Plan on which denial is based, (iii) description of any additional material or information necessary for the claimant to perfect his claim with an explanation of why such material or information is necessary, and (iv) an explanation of the procedure for further review of the denial of the claim under the Plan.

                          (C) The Committee shall establish a procedure for review of claim denials, such review to be undertaken by the Committee. The review given after denial of any claim shall be a full and fair review with the claimant or his duly authorized representative having 60 days after receipt of denial of his claim to request such review, the right to review all pertinent documents and the right to submit issues and comments in writing.

                          (D) The Committee shall establish a procedure for issuance of a decision by the Committee not later than 60 days after the Committee's receipt of a request for review from a claimant unless special circumstances, such as the need to hold a hearing, require a longer period of time, in which case a decision shall be rendered as soon as possible but not later than 120 days after the Committee's receipt of the claimant's request for review. The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant with specific reference to any provisions of this Plan on which the decision is based.

                 (b) The Committee shall have the power to direct the Trustee in writing with respect to the investment, management and control of the Trust assets or any part thereof, and may delegate to one or more individuals such power to direct the Trustee. Where investment authority, management and control of Trust assets have been delegated to the Trustee by the Committee, the Trustee shall be the Fiduciary with respect to the investment, management and control of the Trust assets contributed by the Participating Employers and Participants with full discretion in the exercise of such investment, management and control. Except as otherwise provided by law, the Committee may appoint one or more Investment Manager(s), as defined in Section 1.2 to invest the Trust assets or any part thereof. Where investment authority, management, and control of Trust assets is not specifically delegated to the Trustee, the Trustee shall be subject to the direction of the Committee or the Investment Manager(s) appointed by the Committee, if any, regarding the investment, management and control of such assets, and in such case the Committee, or the Investment Manager(s), as the case may be, shall be the Fiduciary with respect to the investment, management and control of such assets.

                 (c) Each Fiduciary under the Plan and Trust shall be solely responsible for its own acts or omissions. Except to the extent required by ERISA or the Code, no Fiduciary shall have the duty to question whether any other Fiduciary is fulfilling any or all of the responsibilities imposed upon such other Fiduciary by ERISA or by any regulations or rulings issued thereunder. No Fiduciary shall have any liability for a breach of fiduciary responsibility of another Fiduciary with respect to the Plan or Trust unless he knowingly participates in such breach, knowingly undertakes to conceal such breach, has actual knowledge of such breach and fails to take reasonable remedial action to remedy said breach or, through his negligence in performing his own specific fiduciary responsibilities, has enabled such other Fiduciary to commit a breach of the latter's fiduciary responsibilities.

6.4      Procedure for Establishing Funding Policy; Transmittal of Information.

                 In order to enable the Committee to establish a funding policy and perform its other functions under the Plan, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation, employment, retirement, death, or the cause for termination of employment of each Participant and such other pertinent facts as may be required. The Committee shall advise the Trustee and the Investment Manager, as appropriate, of such of the foregoing facts as may be pertinent to the duties of the Trustee and Investment Manager under the Plan.

6.5      Other Information.

                 To enable the Committee to perform its functions, the Company shall supply full and timely information to the Committee on all matters relating to the Compensation of all Participants, their employment, retirement, death or other cause for termination of employment, and such other pertinent facts as the Committee may require; and the Committee shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's duties under the Plan.

6.6      Compensation, Bonding, Expenses, and Indemnity.

                 (a) The members of the Committee shall serve without compensation for their services hereunder.

                 (b) Members of the Committee and any delegates shall be bonded to the extent required by Section 412(a) of ERISA and the regulations thereunder. Bond premiums and all expenses of the Committee or of any delegate who is an Employee of the Company shall be paid by the Company and the Company shall furnish the Committee and any such delegate with such clerical and other assistance as is necessary in the performance of their duties.

                 (c) The Committee is authorized at the expense of the Company to employ such legal counsel, actuaries and other consultants as it may deem advisable to assist in the performance of its duties hereunder. Expenses and fees in connection with the administration of the Plan and the Trust shall be paid from the Trust assets to the fullest extent permitted by law, unless the Company determines otherwise.

                 (d) To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an Employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any by-law, agreement or otherwise, as such indemnities are permitted under state law. Payments with respect to any indemnity and payment of any expenses and fees under this Section shall be made only from assets of the Company and shall not be made directly or indirectly from Trust assets.

6.7      Manner of Administering.

                 The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which interpretation or construction shall be final and binding on all parties, including but not limited to the Participating Employers and any Participant or Beneficiary, except as otherwise provided by law. The Committee shall administer such terms and provisions in a uniform and nondiscriminatory manner and in full accordance with any and all laws applicable to the Plan.

6.8      Duty of Care.

                 In the exercise of the powers and duties of the Committee as Plan Administrator (if applicable) and Fiduciary with respect to investment, management and control of the Plan, each member of the Committee shall use the care, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

6.9      Committee Report.

                 The Committee shall keep the Board of Directors apprised of the investment results of the Plan and shall report any other information necessary to fully inform the Board of Directors of the status and operation of the Plan and Trust.

                                  ARTICLE VII

                                   TRUST FUND


7.1  Trust Fund.

                 The contributions to fund this Plan described in Section 3.1 shall be held, administered and invested in accordance with the Trust executed by the Company and the Trustee, who shall be selected by the Company. The Trust Fund shall be held, administered, invested and reinvested in the manner provided in the Trust, and the Trustee shall not be required to invest separately any share of any Participant in the fund. The Trust may provide for the commingling of the assets held in the Trust Fund with respect to a particular Participating Employer with (i) assets held with respect to other Participating Employer(s) (provided that the Plan, with respect to such other Participating Employer(s), remains tax qualified), and (ii) assets held in connection with other tax qualified retirement plans.

                                  ARTICLE VIII

                           AMENDMENT AND TERMINATION


8.1      Amendments.

                 The Company shall have the right to amend this Plan from time to time by resolution of the Board of Directors and to amend further or cancel any such amendment, and each Participating Affiliate hereby delegates to the Company such authority to amend the Plan or cancel any amendment. The Board of Directors may delegate to an officer of the Company the authority to execute any amendment to the Plan which is necessary to maintain the qualification and tax exempt status of the Plan under the Code, and any other amendments to the Plan which (i) do not have the effect of increasing the liability of a Participating Employer in a manner which would cause a significant detriment to such Participating Employer, or (ii) do not significantly increase the benefits payable to such officer, except in his capacity as a member of a broad class of Employees for whom benefits are being increased. Any amendment shall be stated in an instrument in writing, executed in the same manner as the Plan. Except as may be required to permit the Plan and Trust to meet the requirements for qualification and tax exemption under the Code, or the corresponding provisions of other or subsequent revenue laws or of ERISA, no amendment may be made which may:

                 (a) Cause any of the assets of the Trust, at any time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries, to be used for or diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries;

                 (b) Decrease the accrued benefit of any Participant or Beneficiary within the meaning of Section 411(d)(6) of the Code;

                 (c) Create or effect any discrimination in favor of Participants who are "Highly Compensated Employees" (as defined in Appendix E); and

                 (d) Increase the duties or liabilities of the Committee or the Trustee without the written consent of the Committee or Trustee, as applicable.

8.2      Discontinuance of Plan.

                 It is the Company's expectation that this Plan and the payment of contributions hereunder will be continued indefinitely, but continuance of the Plan is not assumed as a contractual obligation, and the Company reserves the right (subject to Section 8.3(e)), by action of the Board of Directors, to terminate the Plan, in full or in part, or with respect only to a particular Participating Employer, or to reduce, suspend, or discontinue contributions hereunder. No Participating Employer shall be liable for the payment of any benefits under this Plan and all benefits hereunder with respect to Participants of a particular Participating Employer shall be payable solely from the assets of the Trust with respect to such Participating Employer except as otherwise required by ERISA.

8.3      Termination of Plan.

                 (a) In the event of a complete termination of this Plan, the rights of all affected Participants and Beneficiaries to benefits then accrued, to the extent then funded, shall thereupon become 100% vested and nonforfeitable, subject to the order of priority set forth below, and a prompt determination of the fair market value of the Trust Fund shall be made and it shall then be applied so as to provide (to the extent not already provided) benefits in said order of priority. In the event of partial termination of the Plan or termination with respect only to a particular Participating Employer, the rights of all affected Participants and Beneficiaries to benefits accrued to the date of such termination to the extent funded as of such date, shall be 100% vested and nonforfeitable. Benefits for each such person shall be computed on the basis of employment up to the date of said termination.

                 (b) In the case of the Plan's termination, partial termination (to the extent required by Section 411 of the Code) or termination with respect only to a particular Participating Employer, the assets thereof (available to provide benefits) shall be allocated among the affected Participants and Beneficiaries of the Plan in accordance with Sections 4044(a)(1) through (a)(6) of ERISA.

                 (c) Any residual assets of the Plan resulting from such termination shall be distributed to the affected Participating Employer(s), if:

                 (1) all liabilities of the Plan to affected Participants and their Beneficiaries have been satisfied; and

                 (2) the distribution does not contravene any provision of law.

                 (d) To the extent permitted by ERISA, the allocations and provision for retirement benefits described in this Section shall be accomplished through either continuance of the Trust, the creation of a new trust, or the purchase of annuity contracts; provided, however, that the Committee may, upon finding that it is not practicable or desirable under the circumstances to do any of the foregoing with respect to one or more of the groups listed above, provide some other means, including the offering of immediate single lump sum cash payments representing the Actuarial Equivalent of the monthly retirement benefit to which the Participant or Beneficiary would otherwise be entitled (provided, however, that if the Actuarial Equivalent of such a lump sum cash payment exceeds $3,500, a monthly annuity commencing as of the time such lump sum would otherwise be payable must also be offered, in an amount equal to the Actuarial Equivalent of such lump sum cash payment, and in one of the forms of annuity and under the rules provided in Sections 4.5 and 4.8, in accordance with Treasury Regulation Section 1.417(e)-1(b)(1)), but no change shall be effected in the order of precedence and the basis of allocation established under ERISA.

                 (e) The Plan may be terminated in its entirety or in part on any date specified by the Company (subject to the requirements of the Code and ERISA and regulations thereunder) if thirty days' advance written notice of the termination is given to the Committee, the Trustee and each Participating Affiliate. The Plan will terminate only with respect to a particular Participating Employer on the first to occur of the following:

                          (1) The termination date selected by such Participating Employer if thirty days' advance written notice of the termination is given to the Committee, the Trustee and the other Participating Employers.

                          (2) The effective date such Participating Employer is judicially declared bankrupt or insolvent.

                          (3) The effective date such Participating Employer completely discontinues its contributions under the Plan (a mere failure of such Participating Employer to make a contribution for any Plan Year shall not be considered a discontinuance so long as the Plan with respect to such Participating Employer does not have an accumulated funding deficiency under Section 412 of the Code at the end of such Plan Year).

                          (4) The effective date of dissolution, merger, consolidation or reorganization of such Participating Employer, the effective date of sale by such Participating Employer of all or substantially all of its assets, or (if such Participating Employer is a Hilton Property), the date such Participating Employer ceases to be a Hilton Property, except that:

                                  (A)      in any event, arrangements may be
                 made with the consent of the Company whereby the Plan with respect to such Participating Employer will be continued by any successor to such

                 Participating Employer or any purchaser of all or substantially all of its assets, in which case the successor or purchaser will be substituted for such Participating Employer under the Plan and the Trust; and

                                  (B)      if such Participating Employer is
                 merged, dissolved or in any other way reorganized into, or consolidated with, any other Participating Employer, the Plan with respect to such former Participating Employer will automatically continue in effect without a termination thereof.

8.4      Plan Merger or Consolidation; Transfer of Plan Assets.

                 (a) This Plan shall not be merged or consolidated with, nor shall its assets or liabilities be transferred to, any other plan unless each Participant in this Plan (if the Plan then terminated) would receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had been terminated). Where the foregoing requirement is satisfied this Plan and Trust Fund may be merged or consolidated with another qualified plan and trust. This subsection shall also apply with respect to the merger, consolidation or transfer of assets or liabilities with respect to only a particular Participating Employer.

                 (b) The Committee may in its discretion authorize a plan to plan transfer, provided that such a transfer will meet the requirements of
Section 414(l) of the Code and regulations thereunder, and that all other actions legally required are taken. In the event of a transfer of assets from the Plan (or from the Plan with respect to a particular Participating Employer to the Plan with respect to another Participating Employer) pursuant to this subsection, any corresponding benefit liabilities shall also be transferred.

                                   ARTICLE IX

                                 MISCELLANEOUS


9.1      Contributions Not Recoverable.

                 Except where contributions are permitted or required to be returned to a Participating Employer by the provisions of this Plan as permitted or required by ERISA or the Code, it shall be impossible at any time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries for any part of the contributions made under this Plan to be used for or diverted to purposes other than the exclusive benefit of Participants or Beneficiaries. Notwithstanding this or any other provision of the Plan, a particular Participating Employer shall be entitled to recover, and the Participants of such Participating Employer under this Plan shall have no interest in (a) any contribution made under this Plan by such Participating Employer by a mistake of fact, so long as the contribution is returned within one year after payment; (b) in the event that such Participating Employer receives an adverse determination from the Internal Revenue Service with respect to the initial qualification of the Plan with respect to such Participating Employer with the result that the Trust with respect to such Participating Employer is not exempt from federal income tax and such Participating Employer's contributions to the Trust are not deductible in determining its federal income tax, any contributions made prior to that time, so long as the contribution is returned within one year after such determination and the application for determination was made by the time prescribed by law for filing such Participating Employer's return for the taxable year in which the Plan was adopted by such Participating Employer or such later date as the Secretary of the Treasury may prescribe, and (c) any contributions for which a deduction is disallowed under Section 404 of the Code, so long as such contributions are returned to such Participating Employer within one year following such disallowance or as permitted or required by ERISA or the Code. In the event of such mistake of fact, determination by the Commissioner, or disallowance of deductions, contributions shall be returned to such Participating Employer, subject to the limitations, if any, of Section 403(c) of ERISA.

9.2      Limitation on Participants' Rights.

                 Participation in this Plan shall not give any Employee the right to be retained as an Employee of any Participating Employer or any right or interest under the Plan or Trust other than as herein provided. Each Participating Employer reserves the right to dismiss any Employee without any liability for any claim against the Trustee, the Trust except to the extent provided in the Trust, the Committee or any Participating Employer. All benefits under the Plan with respect to Participants of a particular Participating Employer shall be provided solely from the assets of the Trust with respect to such Participating Employer and a Participant shall not have any recourse towards satisfaction of such benefit becoming fixed under the terms of the Plan from other than assets of the Plan attributable to his Participating Employer's contributions to the Trust or guarantee of benefits hereunder by the Pension Benefit Guaranty Corporation.

9.3      Receipt or Release.

                 Any payment to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Trustee, the Committee and all Participating Employers. The Trustee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.

9.4      Alienation.

                 (a) None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to any claim of any creditor and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor, nor shall any such Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which he may expect to receive, contingently or otherwise, under this Plan or the Trust.

                 (b) The provisions of this Section shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless (1) such order is determined to be a "qualified domestic relations order," as defined in Section 414(p) of the Code, or (2) the Committee determines in its discretion to treat any domestic relations order entered before January 1, 1985 as a qualified domestic relations order. The Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. In the event a qualified domestic relations order exists with respect to a benefit payable under the Plan, the benefits otherwise payable to the affected Participant or Beneficiary shall be payable to the alternate payee specified in the qualified domestic relations order.

9.5      Persons Under Incapacity.

                 (a) In the event any amount is payable under the Plan to a person for whom a conservator has been legally appointed, the payment shall be distributed to the duly appointed and currently acting conservator, without any duty on the part of the Committee to supervise or inquire into the application of any funds so paid.

                 (b) In the event any amount is payable under the Plan to a minor, payment shall not be made to the minor, but instead shall be paid (1) to that person's then living parent(s) to act as custodian, (2) if that person's parents are then divorced, and one parent is the sole custodial parent, to such custodial parent, or (3) if no parent of that person is then living, to a custodian selected by the Committee to hold the funds for the minor under the Uniform Transfers or Gifts to Minors Act in effect in the jurisdiction in which the minor resides. If no parent is living and the Committee decides not to select another custodian to hold the funds for the minor, then payment shall be made to the duly appointed and currently acting guardian of the estate for the minor or, if no guardian of the estate for the minor is duly appointed and currently acting within 60 days after the date the amount becomes payable, payment shall be deposited with the court having jurisdiction over the estate of the minor.

9.6      Governing Law.

                 This Plan shall be construed, administered, and governed in all respects under applicable federal law, and to the extent that federal law is inapplicable, under the laws of the State of California; provided, however, that if any provision is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with this Plan's remaining qualified within the meaning of Section 401(a) of the Code. If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

9.7      Headings, etc., Not Part of Plan.

                 Headings and subheadings in this Plan are inserted for convenience of reference only and are not to be considered in the construction of the provisions hereof.

9.8      Instrument in Counterparts.

                 This Plan may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument, which may be sufficiently evidenced by any one counterpart.

9.9      Reorganization of Participating Employer.

                 This Plan shall inure to the benefit of, and be binding upon the parties hereto and their successors and assigns. Subject to Section 8.3(e), if a Participating Employer merges or consolidates with or into a successor, this Plan shall continue in effect with respect to such Participating Employer unless the successor terminates this Plan with respect to such Participating Employer.

9.10  Masculine Gender Includes Feminine Gender.

                 As used in this Plan, the masculine gender shall include the feminine gender.

                 IN WITNESS WHEREOF, the undersigned has caused this document to be executed by its duly authorized officers on this ______ day of ____________________, 19____.

                                          HILTON HOTELS CORPORATION


                                          By__________________________

                                          Its_________________________

                                   APPENDIX A

                             ACTUARIAL ASSUMPTIONS


A.1      Actuarial Equivalent

                 "Actuarial Equivalent," as defined in Section 1.2, shall mean an amount of equivalent value when calculated, using as actuarial assumptions,
(i) for purposes other than a Qualified Joint and Survivor Annuity or Surviving Spouse Benefit, a unisex rate based on the 1951 Group Annuity Mortality Table for males projected to 1965 pursuant to Scale C and a 5% interest rate, and
(ii) for purposes of a Qualified Joint and Survivor Annuity or Surviving Spouse Benefit, retiree mortality based on the preceding clause (i), but with joint annuitant mortality determined using a unisex rate based on the 1951 Group Annuity Mortality Table for females projected to 1965 pursuant to Scale C and a 5% interest rate; provided, however, that for cash lump sum calculation purposes, "Actuarial Equivalent" shall mean an amount of equivalent value when computed using the average of the weekly bond yield on the Standard & Poor's AAA Industrial Bond Index for the four weeks preceding the Annuity Starting Date, but no greater than (i) 120% of the "Applicable Interest Rate" if the present value of the vested accrued benefit exceeds $25,000 (determined using the "Applicable Interest Rate") and provided that the use of 120% of such rate does not reduce the present value of the benefit below $25,000, or (ii) the "Applicable Interest


                                  Appendix A-1

Rate." For purposes of this Section A.1, "Applicable Interest Rate" shall mean the interest rate or rates which the Pension Benefit Guaranty Corporation (the "PBGC") would use, as of the first day of the month in which falls the Annuity Starting Date, to determine the present value of a lump sum distribution on plan termination if the Plan had terminated as of the first day of the month in which such distribution occurs with insufficient assets to provide benefits guaranteed by the PBGC.

A.2      Early or Disability Retirement Reduction Factors

                 The amount of a Participant's Early or Disability Retirement Benefit shall equal his Normal Retirement Benefit accrued to his Early or Disability Retirement Date, reduced by 0.25 for each of the first 60 months that his Early or Disability Retirement Date precedes his Normal Retirement Date; and shall be further reduced for each additional month that his Early or Disability Retirement Date precedes his Normal Retirement Date, using the Actuarial Equivalent assumptions contained in Section A.1.


                                  Appendix A-2

                                   APPENDIX B

                           415 LIMITATION ON BENEFITS


                 Section 5.1 of the Plan shall be construed in accordance with this Appendix B, and both Section 5.1 and this Appendix B shall be construed separately with respect to each Participating Employer. Unless the context clearly requires otherwise, words and phrases used in this Appendix B shall have the same meanings that are assigned to them under the Plan.

B.1      Definitions.

                 As used in this Appendix B, the following terms shall have the meanings specified below.

                 "Defined Benefit Plan Fraction" shall mean a fraction, the numerator of which is the projected annual benefit (determined as of the close of the relevant Plan Year) of the Participant under all Defined Benefit Plans maintained by one or more Related Companies, and the denominator of which is the lesser of (a) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for the Plan Year, or (b) the product of 1.4 multiplied by the amount which may be taken into account under
Section 415(b)(1)(B) of the Code with respect to the Participant for the Plan Year.


                                  Appendix B-1

                 "Defined Contribution Plan Fraction" shall mean a fraction, the numerator of which is the sum of the annual additions to a Participant's accounts under all Defined Contribution Plans maintained by one or more Related Companies, and the denominator of which is the sum of the lesser of (a) or (b) for such Plan Year and for each prior Plan Year of service with one or more Related Companies, where (a) is the product of 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for the Plan Year (determined without regard to Section 415(c)(6) of the Code), and (b) is the product of 1.4 multiplied by the amount which may be taken into account under
Section 415(c)(1)(B) of the Code (or Section 415(c)(7) of the Code, if applicable) with respect to the Participant for the Plan Year. Solely for purposes of this definition, contributions made directly by an Employee to a Defined Benefit Plan which maintains a qualified cost-of-living arrangement as such term is defined in Section 415(k)(2) of the Code shall be treated as
annual additions.   Notwithstanding the foregoing, the numerator of the Defined
Contribution Plan Fraction shall be adjusted pursuant to Treas. Reg. Section 1.415-7(d)(1), Questions T-6 and T-7 of Internal Revenue Service Notice 83-10, and Questions Q-3 and Q-14 of Internal Revenue Service Notice 87-21.

                 "Section 415 Compensation" shall mean a Participant's earned income, wages, salaries, and fees for profes-


                                  Appendix B-2
sional services, and other amounts received for personal services actually rendered in the course of employment with an employer maintaining a plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

                 (a) Employer contributions to a plan of deferred compensation which are not included in the Employee's gross income for the taxable year in which contributed or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

                 (b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                 (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and


                                  Appendix B-3

                 (d) Other amounts which received special tax benefits, or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in
         Section 403(b) of the Code (whether or not the amounts are actually excludible from the gross income of the Employee).

Compensation for any limitation year is the compensation actually paid or includible in gross income during such year.

                 "Social Security Retirement Age" shall mean the age used as the retirement age for the Participant under Section 216(l) of the Social Security Act, except that such section shall be applied without regard to the age increase factor and as if the early retirement age under Section 216(l)(2) of such Act were 62.

                 "Year of Service" shall be calculated using the Plan rules that normally apply for determining vesting service.


                                  Appendix B-4

B.2      Adjustments to Basic Limitation.

                 (a) The basic limitation set forth in section 5.1 of the Plan is subject to the adjustments hereinafter set forth in the following subsections. For purposes of applying the basic limitation, benefits payable in any form other than a straight life annuity with no ancillary benefits shall be adjusted, as provided by Treasury Regulations, so that such benefits are the Actuarial Equivalent of a straight life annuity.

                 (b) For purposes of applying the basic limitation, the following benefits shall not be taken into account:

                 (1) any ancillary benefit which is not directly related to retirement income benefits,

                 (2)      the death benefit provided under section 4.5; and

                 (3) any other benefit not required under Section 415(b)(2) of the Code and Regulations thereunder to be taken into account for purposes of the limitation in Section 415(b)(1) of the Code.

                 (c) Payment Before Age 62. In the event the Participant's retirement benefits become payable before age 62, the $90,000 limitation shall be the Actuarial Equivalent of the limitation for benefits commencing at age 62 in accordance with Section 415(b)(2)(C) of the Code; for


                                  Appendix B-5
purposes of this decrease, the interest rate assumption shall be the greater of 5% or the interest rate specified in the definition of Actuarial Equivalent under this Plan and mortality decrements shall be ignored to the extent a forfeiture does not occur at the date of death.

                 (d) Payment After Age 62 And Before Social Security Retirement Age. In the event the Participant's retirement benefits become payable after age 62 and before Social Security Retirement Age, the $90,000 limitation shall be decreased by 5/9ths of 1% for each of the first 36 months and by 5/12ths of 1% for each of the additional months by which benefits commence before the month of the Participant's Social Security Retirement Age, unless the Secretary of the Treasury prescribes a different method of reduction pursuant to Section 415(b)(2)(C) of the Code.

                 (e) Payment After Social Security Retirement Age. In the event the Participant's retirement benefits become payable after the Participant's Social Security Retirement Age, the $90,000 limitation shall be increased to provide the Actuarial Equivalent of an annual benefit equal to such limitation beginning at the Participant's Social Security Retirement Age, in accordance with Section 415(b)(2)(D) of the Code; for purposes of this increase, the interest rate assumption shall be the lesser of 5% or the interest rate specified in the definition of Actuarial Equivalent under


                                  Appendix B-6
this Plan and mortality decrements shall be ignored to the extent a forfeiture does not occur at the date of death.

B.3      Participation in Other Defined Benefit Plans.

                 The limitation of this Appendix with respect to any Participant who at any time has been a Participant in any other Defined Benefit Plan maintained by his Participating Employer or a Related Company shall apply as if the total benefits payable under all Defined Benefit Plans in which the Participant has been a participant were payable from one plan.

B.4      Benefits Not in Excess of $10,000.

                 The provisions of sections B.2 and B.3 shall not apply to any Participant who has not at any time participated in any Defined Contribution Plan maintained by his Participating Employer or any Related Company if the Participant's total annual retirement benefit computed without regard to such sections in any year is not in excess of $10,000.

B.5      Less than 10 Years of Participation or Service.

                 (a) If a Participant has completed less than 10 years of participation in the Plan with respect to his Participating Employer, the dollar limitation in section 5.1(a) shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of the


                                  Appendix B-7

Participant's years of participation (or part thereof) in the Plan and the denominator of which is 10.

                 (b)      If a Participant has completed less than 10
Years of Service with his Participating Employer, the compensation limitation of section 5.1(b), the limitation of section B.4, and the limitation of section
B.6 shall be adjusted by multiplying such amounts by a fraction, the numerator of which is the Participant's Years of Service (or part thereof) with his Participating Employer and the denominator of which is 10.

                 (c) In no event shall subsection (a) or (b) of this section B.5 reduce the dollar or compensation limitations of section 5.1, or the limitation of section B.4, to an amount less than 1/10 of such limitation (determined without regard to this section B.5).

B.6      Participant in Defined Contribution Plan.

                 In any case where a Participant under this Plan is also a Participant in a Defined Contribution Plan maintained by his Participating Employer or any Related Company, the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction shall not exceed 1.0.


                                  Appendix B-8

B.7      Reduction of Benefits and/or Contributions.

                 Reduction of benefits under and/or contributions to all plans, where required, shall be accomplished by first reducing the Participant's benefit under this Plan or any other Defined Benefit Plan in which the Participant participates (in such priority as shall be determined by the Company and the administrators of such other plans) and, next, by reducing contributions or allocating excess forfeitures for Defined Contribution Plans in the manner and priority set forth in such plans, or if not set forth therein, in the manner and priority established by the Company and the administrators of such plans; provided, however, that necessary reductions may be made in a different manner and priority pursuant to the agreement of the Company and the administrators of all other plans covering such Participant.

B.8      Preservation of Current Accrued Benefit.

                 If the Current Accrued Benefit of an individual who is a Participant as of January 1, 1987 exceeds the benefit limitations under Section 415(b) of the Code, then for purposes of Section 415(b) and (e) of the Code, the limitation of Section 415(b)(1)(A) of the Code with respect to such individual shall be equal to such Current Accrued Benefit. For purposes of this section, "Current Accrued Benefit" shall mean a Participant's accrued benefit under the Plan, determined as if the Participant had separated


                                  Appendix B-9
from service as of December 31, 1986, expressed as annual benefit within the meaning of Section 415(b)(2) of the Code. The amount of a Participant's Current Accrued Benefit shall be determined by disregarding any change in the limits provided in Section 415 of the Code to the extent such change is made inapplicable to the prior accrued benefit of a Participant.


                                 Appendix B-10

                                   APPENDIX C

                              TOP-HEAVY PROVISIONS

                 Section 5.2 of the Plan shall be construed in accordance with this Appendix C, and both Section 5.2 and this Appendix C shall be construed separately with respect to each Participating Employer. Definitions in this Appendix C shall govern for the purposes of this Appendix C. Any other words or phrases used in this Appendix C, however, shall have the same meanings that are assigned to them under the Plan, unless the context clearly requires otherwise.

C.1      General.

                 This Appendix C shall be interpreted in accordance with
Section 416 of the Code and the regulations thereunder.

C.2      Definitions.

                 (a) The "Benefit Amount" for any Employee means (1) in the case of any defined benefit plan, the present value of the Employee's normal retirement benefit, determined on the Valuation Date as if the Employee terminated on such Valuation Date, plus the aggregate amount of distributions made to such Employee within the five-year period ending on the Determination Date (except to the extent already included on the Valuation Date) and (2) in the case of any defined contribution plan, the sum of the amounts credited, on the Determination Date, to each of the


                                  Appendix C-1
accounts maintained on behalf of such Employee (including accounts reflecting any nondeductible employee contributions) under such plan plus the aggregate amount of distributions made to such Employee within the five-year period ending on the Determination Date. For purposes of this section, the present value shall be computed using a 5% interest assumption and the mortality assumptions contained in the defined benefit plan for benefit equivalence purposes, provided that, if more than one defined benefit plan is being aggregated for top-heavy purposes, the actuarial assumptions which shall be used for testing top-heaviness are those of the plan with the lowest interest assumption, provided further that if the lowest interest assumption is the same for two or more plans, the actuarial assumptions used shall be that of the plan with the greatest value of assets on the applicable date.

                 (b) "Company" means any company (including unincorporated organizations) participating in the Plan or plans included in the "aggregation group" as defined in this Appendix C.

                 (c) "Determination Date" means the last day of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the last day of the Plan Year.

                 (d) "Employees" means employees, former employees, beneficiaries, and former beneficiaries who have a Benefit Amount greater than zero on the Determination Date.


                                  Appendix C-2

                 (e) "Key Employee" means any Employee who, during the Plan Year containing the Determination Date or during the four preceding Plan Years, is:

                 (1) one of the 10 Employees of a Company having annual compensation from such Company of more than the limitation in effect under Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) both more than a 1/2% interest and the largest interests in such Company (if two Employees have equal interests, the Employee having the greater annual compensation from the Company shall be treated as having a larger interest);

                 (2)      a 5% owner of a Company;

                 (3) a 1% owner of a Company who has an annual compensation above $150,000; or

                 (4) an officer of a Company having an annual compensation greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code for any such Plan Year (however, no more than the lesser of (A) 50 employees or (B) the greater of 3 employees or 10% of the Company's employees shall be treated as officers). For purposes of determining the number of employees taken into account under this paragraph 4, employees described in Section 414(q)(8) of the Code shall be excluded.


                                  Appendix C-3

                 This definition shall be interpreted in accordance with
Section 416(i) of the Code and the regulations thereunder and such rules are hereby incorporated by reference. The term "Key Employee" shall not include any officer or employee of an entity referred to in Section 414(d) of the Code. For the purpose of this subsection, "compensation" shall mean compensation as defined in Section 414(q)(7) of the Code and shall be determined without regard to Sections 125, 402(a)(8), 402(h)(1)(B) of the Code or, in the case of employer contributions made pursuant to a salary reduction agreement, 403(b).

                 (f) A "Non-Key Employee" means an Employee who is not a Key Employee.

                 (g) "Valuation Date" means the first day (or such other date which is used for computing plan costs for minimum funding purposes) of the 12-month period ending on the Determination Date.

                 (h) A "Year of Service" shall be calculated using the Plan rules that normally apply for determining vesting service.

C.3      Top-Heavy Definition.

                 This Plan shall be top-heavy for any Plan Year if, as of the Determination Date, the "top-heavy ratio" exceeds 60%. The top- heavy ratio is the sum of


                                  Appendix C-4
the Benefit Amounts of all Employees who are Key Employees divided by the sum of the Benefit Amounts for all Employees. For purposes of this calculation only, the following rules shall apply:

                 (a) The Benefit Amounts of all Non-Key Employees who were Key Employees during any prior Plan Year shall be disregarded.

                 (b) The Benefit Amounts of all Employees who have not performed any services for any Company at any time during the five-year period ending on the Determination Date shall be disregarded; provided, however, if an Employee performs no services for five years and then again performs services, such Employee's Benefit Amount shall be taken into account.

                 (c)      (1)     Required Aggregation.

                          This calculation shall be made by aggregating any
                 plans, of the Company or a Related Company, qualified under
                 Section 401(a) of the Code in which a Key Employee participates or which enables this Plan to meet the requirements of Section 401(a)(4) or 410 of the Code; all plans so aggregated constitute the "aggregation group."

                          (2)  Permissive Aggregation.

                          The Company may also aggregate any such plan to the
                 extent that such plan, when aggregated with this aggregation group, continues to meet the requirements of Sections 401(a)(4) and 410 of the Code.


                                  Appendix C-5

                 If an aggregation group includes two or more defined benefit plans, the actuarial assumptions used in determining an Employee's Benefit Amount shall be the same under each defined benefit plan and shall be specified in such plans. The aggregation group shall also include any terminated plan which covered a Key-Employee and which was maintained within the five-year period ending on the Determination Date.

                 (d) This calculation shall be made in accordance with Section 416 of the Code (including 416(g)(4)(A)) and the regulations thereunder and such rules are hereby incorporated by reference. For purposes of determining the accrued benefit of a Non-Key Employee who is a participant in a defined benefit plan, this calculation shall be made using the method which is used for accrual purposes for all defined benefit plans of the Company, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under Section 411(b)(1)(C) of the Code.

C.4      Vesting.

                 Notwithstanding the vesting provisions of this Plan, if the Plan is top-heavy for any Plan Year, any Participant who completes one Hour of Service during any day of such Plan Year or any subsequent Plan Year and who has a Break in Employment during any day of such Plan Year or any


                                  Appendix C-6
subsequent Plan Year shall be entitled to a vested benefit which is the greater of the Participant's vested interest pursuant to section 4.6(b) of the Plan or a vested interest at least equal to the product of (a) the benefit such Participant would receive under this Plan if such Participant was 100% vested on the date of such Break in Employment times (b) the percentage shown below:

         Number of Completed
           Years of Service       Percentage
         -------------------      ----------
                  2                   20%
                  3                   40%
                  4                   60%
                  5                   80%
                  6                  100%


Notwithstanding the foregoing, the nonforfeitable percentage of a Participant's benefit under the Plan shall not be less than that determined under the Plan without regard to the preceding vesting schedule. Such benefit shall be payable in accordance with the provisions of this Plan regarding payments to terminated Participants.

                 Notwithstanding the preceding paragraph, if the Plan is no longer top-heavy in a Plan Year following a Plan Year in which it was top-heavy, a Participant's vesting percentage shall be computed under the vesting schedule that otherwise exists under this Plan. In no event, however,


                                  Appendix C-7
shall a Participant's vested percentage in his or her accrued benefit be reduced. In addition, a Participant shall have the option of remaining under the vesting schedule set forth in this section if the Participant has completed three Years of Service. The period for exercising such option shall begin on the first day of the Plan Year for which the Plan is no longer top-heavy and shall end 60 days after the later of such first day or the day the Participant is issued written notice of such option by the Company or the Committee.

C.5      Minimum Benefits or Contributions, Compensation Limitations and
         Section 415 Limitations.

                 If the Plan is top-heavy for any Plan Year, the following provisions shall apply to such Plan Year:

                 (a)      (1)     Except to the extent not required by Section
         416 of the Code or any other provision of law, notwithstanding any other provision of this Plan, if the Plan and all other plans which are part of the aggregation group are defined contribution plans, each Participant (and any other employee required by Section 416 of the Code) other than Key Employees shall receive an allocation of employer contributions and forfeitures from a plan which is part of the aggregation group at least equal to 3% (or, if lesser, the largest percentage allocated to any Key Employee for the Plan Year) of


                                  Appendix C-8
         such Participant's compensation for such Plan Year (the "defined contribution minimum"). For purposes of this subsection, salary reduction contributions on behalf of a Key Employee must be taken into account. For purposes of this subsection, a Non-Key Employee shall be entitled to a contribution if the Non-Key Employee is employed on the last day of the Plan Year (A) regardless of his or her level of compensation, (B) regardless of whether he or she has made any mandatory contributions required under the Plan, and (C) regardless of whether he or she has less 1000 Hours of Service (or the equivalent) for the accrual computation period.

                          (2) Except to the extent not required by Section 416 of the Code or any other provision of law, notwithstanding any other provisions of this Plan, if this Plan or any other plan which is part of the aggregation group is a defined benefit plan each Participant who is a participant in any such defined benefit plan (who is not a Key Employee) who accrues a full Year of Service during such Plan Year shall be entitled to an annual normal retirement benefit from a defined benefit plan which is part of the aggregation group which shall not be less than the product of (A) the Employee's average compensation for the five consecutive years when the Employee had the highest aggregate compensation and (B) the lesser of 2% per


                                  Appendix C-9

         Year of Service or 20% (the "defined benefit minimum"). A Non-Key Employee shall not fail to accrue a benefit merely because the Non-Key Employee is not employed on a specified date or is excluded from participation because (A) his or her compensation is less than a stated minimum or (B) he or she fails to make mandatory employee contributions. For purposes of calculating the defined benefit minimum, (A) compensation shall not include compensation in Plan Years after the last Plan Year in which the Plan is top-heavy and (B) a Participant shall not receive a Year of Service in any Plan Year before January 1, 1984 or in any Plan Year in which the Plan is not top-heavy. This defined benefit minimum shall be expressed as a life annuity (with no ancillary benefits) commencing at Normal Retirement Age. Benefits paid in any other form or time shall be the Actuarial Equivalent (as provided in the plan for retirement benefit equivalence purposes) of such life annuity. Except to the extent not required by
         Section 416 of the Code or any other provisions of law, each Participant (other than a Key Employee) who is not a participant in any such defined benefit plan shall receive the defined contribution minimum (as defined in paragraph (a)(1) above).

                          (3) If a Non-Key Employee is covered by plans described in both paragraphs (1) and (2) above, the Non-Key Employee shall only be entitled to the


                                 Appendix C-10
         minimum described in paragraph (1), except that for the purpose of paragraph (1) "3%, or if less the largest percentage allocated to any Key Employee for the Plan Year," shall be replaced by 5%. Notwithstanding the preceding sentence, if the accrual rate under the plan described in paragraph (2) would comply with this section C.5 absent the modifications required by this section, the minimum described in paragraph (1) above shall not be applicable.

                 (b) For purposes of this section, "compensation" shall mean all earnings included in the Employee's Form W-2 for the calendar year that ends within the Plan Year, not in excess of $200,000, adjusted at the same time and in the same manner as under Section 415(d) of the Code. With respect to Plan Years commencing on or after January 1, 1989, the $200,000 limitation in the preceding sentence shall not apply; instead, the limitations described in the Plan's definition of "Compensation" under Section 1.2 shall apply with respect to such Plan Years.

                 (c)      (1)     Unless the Plan qualifies for an exception
         under paragraph (2) below, "1.0" shall be substituted for "1.25" in the definitions of Defined Benefit Plan Fraction and Defined Contribution Plan Fraction used in Appendix B to the Plan.

                          (2) A plan qualifies for an exception from the rule of paragraph (1) above if the Benefit Amount


                                 Appendix C-11
         of all Employees who are Key Employees does not exceed 90% of the sum of the Benefit Amounts for all Employees and one of the following requirements is met:

                          (A) A defined benefit minimum of 3% per Year of Service (up to 30%) is provided;

                          (B) For Participants covered only by a defined contribution plan, a defined contribution minimum of 4% is provided;

                          (C) For Participants covered by both types of plans, benefits from the defined contribution minimum are comparable to the 3% defined benefit minimum;

                          (D) The plan provides a floor offset where the floor is a 3% defined benefit minimum; or

                          (E) A defined contribution minimum of 7-1/2% of compensation is provided for any Non-Key Employee who is covered under both a defined benefit plan and a defined contribution plan (each of which is top-heavy) of a Company.


                                 Appendix C-12

                                   APPENDIX D

                            RESTRICTION OF BENEFITS


D.1 Restriction of Benefits Upon Early Termination or Upon Payments to 25 Highest Paid Employees Before the Current Benefit Structure Has Been in Effect Ten Year.

                 (a) This Appendix D shall be effective for Plan Years beginning before January 1, 1994, shall be construed separately with respect to each Participating Employer, and shall apply only if:

                          (1) the Plan is terminated with respect to a particular Participating Employer prior to 10 years after it is established with respect to such Participating Employer (the "Establishment Date"), or

                          (2) benefits become payable within such 10 year period to an Employee of such Participating Employer who is one of the 25 highest paid Employees of such Participating Employer (as of the Establishment Date) and whose annual retirement income exceeds $1500 (defined, for purposes of this Appendix D, as a "Restricted Employee").

                          Either of the above events shall be referred to as a "Triggering Event."


                                  Appendix D-1

                 (b) In addition, if the Plan is amended to increase the benefits actually payable in the event of the subsequent termination of the Plan, the provisions of this Appendix shall be applied to the Plan as so amended as if it were a new plan established on the date of the amendment.

                 (c) If a Triggering Event occurs, the amount of the employer contributions which may be used for any Restricted Employee shall not exceed the largest of the following amounts:

                          (1)     $20,000,

                          (2)     20% of the first $50,000 of such
         Participant's average annual compensation paid to him between the Establishment Date and the date of the Triggering Event, multiplied by the number of full years between such dates;

                          (3) In the case of a "substantial owner" (as defined in Section 4022(b)(5) of ERISA), the present value of the benefit guaranteed for such Participant under Section 4022 of ERISA, or if the Plan has not terminated, the present value of the benefit that would be guaranteed if the Plan terminated on the date the benefit commences, determined in accordance with regulations of the Pension Benefit Guaranty Corporation ("PBGC"); and


                                  Appendix D-2

                          (4) In the case of a Restricted Employee who is not a substantial owner, the present value of the maximum benefit described in Section 4022(b)(3)(B) of ERISA (determined on the earlier of the date the Plan terminates or the date benefits commence, and determined in accordance with PBGC regulations) without regard to any other limitations in Section 4022 of ERISA.

                 (d) If the Plan is amended to increase the benefit actually payable in the event of the subsequent termination of the Plan, then the above limitations shall be applied to the Plan as so changed as if it were a new plan established on the date of the change. The original group of 25 employees will continue to have the above limitations apply as if the Plan had not been changed. The restrictions relating to the change shall apply to benefits for each of the 25 highest paid employees on the effective date of the change (excluding, however, employees whose annual retirement income provided by employer contributions prior to that date and during the ensuing 10 years, based on such employee's rate of compensation on that date, would not exceed $1,500); any such employee shall be a Restricted Employee for purposes of the succeeding paragraphs of this Appendix.


                                  Appendix D-3

                 If a Triggering Event occurs, the employer contributions which may be used for the benefit of the new group of 25 employees will be limited to the greater of:

                          (1) As of the date of the Triggering Event, the employer contributions which would have been applied to provide the benefits for the employee if the Plan had been continued without change;

                          (2)     $20,000; or

                          (3) The sum of (A) and (B). (A) equals the employer contributions which would have been applied to provide benefits for the employee under the Plan if it had been terminated the day before the effective date of change. (B) equals the greater of
         (i) the amount computed by multiplying the number of years between the effective date of change and the Triggering Event by 20 percent of the employee's annual compensation (or, if smaller, $10,000), or (ii) the employer contributions that could be provided to pay benefits under paragraph (c)(3) or (c)(4) of this Appendix if a new plan had been established on the effective date of the change containing the revised benefit structure.

                 (e) This Appendix shall not restrict the full payment of periodic retirement benefits in an amount no


                                  Appendix D-4
greater than the basic benefit under the Plan to any Restricted Employee while the Plan continues in full effect and its full current costs continue to be met. In addition, if and when the contributions of the Participating Employer are sufficient at a later date to meet its full current costs under the Plan, the excess of the benefits, otherwise payable, over the actual benefits paid to a Restricted Employee during the period that such full current costs had not been met, shall be paid in a lump sum to such Restricted Employee, or, if the Restricted Employee has died in the meantime, to the Restricted Employee's Beneficiary.

                 (f) Any funds becoming available by reason of the application of this Appendix to Restricted Employees shall, in the event of termination of the Plan, be applied to increase proportionately the benefits of all other Participants and former Participants then in the Plan. If funds so becoming available exceed the amount necessary to provide full benefits accrued to the date in question for such other Participants and former Participants, the excess shall be applied for the benefit of the Restricted Employees.

                 (g) The restrictions contained in this Appendix shall not apply if, as of the date this Plan terminates, the value of Plan assets is not less than the present value of all accrued benefits (whether or not nonforfeitable), distributions of assets are made to each Participant equal


                                  Appendix D-5
to the present value of that Participant's accrued benefit and the formula for computing benefits as of the date of termination is not discriminatory. All present values and the value of Plan assets will be computed using assumptions satisfying Section 4044 of ERISA.

                 (h) If the Plan otherwise allows a lump sum distribution, this Appendix shall not restrict the payment in one lump sum of the entire amount to which a terminating Participant is entitled, provided the following conditions are met: The Participant must enter into a written agreement with the Committee and the Trustee, binding on the Participant's estate, in which the Participant agrees to repay to the Trust a sum equal to the Actuarial Equivalent of the amounts by which the Participant's monthly retirement benefits herein would have been decreased during the Participant's then remaining lifetime pursuant to the provisions set forth in this Appendix if a Triggering Event described in paragraph (a)(1) of this Appendix occurs. At the time of the lump-sum payment, the Participant must also guarantee payment of any amount required to be repaid by the agreement by depositing with a depository acceptable to the Trustee property having a fair market value equal to 125% of the amount repayable if the Plan had been terminated on the date of payment of the lump sum or posting bond consistent with the provision of adequate security. Said property shall be held by the depository or such bond shall remain in effect


                                  Appendix D-6
until receipt of the Trustee's certification that the Participant (or the Participant's estate) is no longer obligated to repay any amount under the agreement. The Participant must further agree that if the market value of the property held by a depository falls below 110% of the amount which would then be repayable if the Plan were then to be terminated, he or she will deposit additional property necessary to bring the value of the property held by the depository up to 125% of such amount.

                 (i) Neither the cost of any pre-retirement death benefits nor pre-retirement death benefit payments are subject to the restrictions of this Appendix. The cost of any post-retirement death benefit shall be subject to the restrictions of this Appendix, but not the actual payment of post-retirement death benefits.


                                  Appendix D-7

                                   APPENDIX E

                      RESTRICTION OF BENEFITS AND PAYMENTS


E.1      General.

                 This Appendix E shall be construed separately with respect to each Participating Employer, and shall be effective for (a) distributions (whether before or after Plan termination) to the top 25 highest paid Highly Compensated Employees made on or after January 1, 1994, and (b) Plan terminations occurring on or after January 1, 1994. This Appendix shall be interpreted in accordance with Section 401(a)(4) of the Code and the regulations thereunder. Regardless of how the terms defined in this Appendix are otherwise defined in the Plan, the definitions in this Appendix shall govern for the purposes of this Appendix.

E.2      Definitions

                 (a) "Benefits" for any Employee include, among other benefits, loans in excess of the amounts set forth in Section 72(p)(2)(A) of the Code, any periodic income, any withdrawal values payable to a living Employee, and any death benefits not provided for by insurance on the Employee's life.

                 (b) "Current Liabilities" means the value of current liabilities as defined in Section 412(l)(7) of the Code.


                                  Appendix E-1

For this purpose, the applicable Participating Employer may use the value as reported on Schedule B of such Participating Employer's most recent, timely filed Form 5500 or Form 5500 C/R with respect to the Plan, or may use the value as of any subsequent date.

                 (c)      "Highly Compensated Employee" shall mean:

                 (1) Any Employee who performs services for his Participating Employer or any Related Company during the "determination year" and who, during the "look-back year" (A) was a 5% owner of such Participating Employer or any Related Company; (B) received compensation from such Participating Employer or any Related Company in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code); (C) received compensation from such Participating Employer or any Related Company in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the "top-paid group" for such year; or (D) was an officer of such Participating Employer or any Related Company and received compensation during such year that is greater than 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code;

                 (2) Any Employee who performs services for such Participating Employer or any Related Company during the determination year and who, with respect to the determination year, is either described in subparagraph


                                  Appendix E-2

(1)(A) above or is both one of the 100 Employees who received the most compensation from such Participating Employer or any Related Company during the determination year and is described in subparagraphs (1)(B), (1)(C) or (1)(D); or

                 (3) Any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no services for such Participating Employer or any Related Company during the determination year, and met the description in Paragraphs (1) or (2) above for either the separation year or any determination year ending on or after the Employee's 55th birthday.

                 (4) If no officer of such Participating Employer or any Related Company has compensation in excess of 50% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code during a determination year or a look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

                 (5) If an Employee is, during a determination year or look-back year, a "family member" of either a 5% owner who is an Employee or of a Highly Compensated Employee in the group consisting of the 10 most highly compensated Employees ranked on the basis of compensation paid by or any Related Company during the determination year or the look-back year, then the family member and 5% owner or top-ten Highly Compensated Employee shall be treated as a single Employee, and their compensation and contributions or


                                  Appendix E-3
benefits under this Plan shall be aggregated. Except as otherwise provided under Section 401(a)(17) of the Code, "family member" includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

                 (6) The "determination year" shall be the Plan Year for which compliance is being tested, and the "look-back year" shall be the 12-month period immediately preceding the determination year.

                 (7) The top-paid group for a determination year or a look-back year shall consist of the top 20% of Employees ranked on the basis of compensation received during the year excluding Employees described in Section 414(q)(8) of the Code and Treasury Regulations thereunder. The number of Employees treated as officers shall be limited to 50 (or, if less, the greater of 3 Employees or 10% of the Employees). For purposes of this definition of "Highly Compensated Employee", "compensation" means compensation within the meaning of Section 415(c)(3) of the Code, but including elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax- sheltered annuity.

                 (8) If the Participating Employer makes an election for any year under this Paragraph (8), in determining whether an Employee is a Highly Compensated Employee for such year, subparagraph (1)(B) shall be applied by substituting "$50,000" for "$75,000," and subparagraph (1)(C) shall not apply.


                                  Appendix E-4

                 (d) "Restricted Employee," for purposes of this Appendix E, means an Employee who is one of the 25 Highly Compensated Employees who received the highest Compensation from the Participating Employer during the current calendar year or any prior calendar year. Accordingly, the group of Restricted Employees may change from year to year, or within a single year.

E.3      Restriction of Benefits on Plan Termination.

                 In the event of a Plan termination, the benefit of any Highly Compensated Employee shall be limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code.

E.4      Restriction on Distributions.

                 The annual payments to a Restricted Employee shall be limited to an amount equal in each year to the payments that would be made on behalf of the employee under -

                 (a) a straight life annuity that is the Actuarial Equivalent of the accrued benefit and other Benefits to which the Employee is entitled under the Plan (other than a social security supplement), and

                 (b) the amount of the payments that the Employee is entitled to receive under a social security supplement.


                                  Appendix E-5

E.5      Limitations on Restrictions.

                 (a) The restrictions of Section E.4 shall not apply if any of the following requirements is satisfied:

                 (1) after payment to a Restricted Employee of all Benefits payable to the Restricted Employee under the Plan, the value of Plan assets (determined as of the same date the Current Liabilities are determined) equals or exceeds 110 percent of the value of Current Liabilities;

                 (2) the value of the Benefits payable to the Restricted Employee is less than 1 percent of the value of Current Liabilities before distribution; or

                 (3) the value of the Benefits payable to the Restricted Employee does not exceed $3500.

                 (b) The restrictions of Section E.4 shall not apply if, as of the date this Plan terminates, the value of Plan assets is not less than the present value of all accrued benefits (whether or not forfeitable), distributions of assets are made to each Participant equal to the present value of that Participant's accrued benefit, and the formula for computing benefits as of the date of termination is not discriminatory. All present values and the value of Plan assets will be computed using assumptions satisfying Section 4044 of ERISA.

                 (c) If the Plan otherwise allows a lump sum distribution, Section E.4 shall not restrict the payment in one


                                  Appendix E-6
lump sum of the entire amount to which a terminating Participant is entitled, provided that the Employee enters into such written agreements and makes any other arrangements (including, for example, providing adequate security for repayment) necessary or desirable, as determined solely by the Committee, to comply with revenue rulings or other pronouncements of the Internal Revenue Service permitting lump sum distributions to Restricted Employees.

                 (d) If permitted by the Committee, the restrictions in Section E.4 shall not apply to the extent the conditions set forth in any revenue ruling or other pronouncements of the Internal Revenue Service are met. The Committee shall have sole discretion to determine whether such conditions are met.


                                  Appendix E-7

                                   APPENDIX F

                 PARTICIPATING EMPLOYERS AS OF JANUARY 1, 1994


                                                              Special Employee
                                                               Classification
Name of Employer                                                  Limitation
----------------                                                  ----------
Plan Sponsor:

     Hilton Hotels Corporation                                       None

Controlled Group Members:

     Palmer House Company                                            None

     Hotel Waldorf Astoria Corp.                                     None

     Hilton Washington Corporation                                   None

     Hotel Equipment Corporation                                     None

     Hilton Casinos, Inc.                                            None

     Hilton San Diego Corporation                                    None

     Hilton Inns, Inc.                                               None

     Hilton New Jersey Corp.                                         None

     Benco, Inc.                                                     None

     Conrad International Investment Corp.                           None

     Conrad International Hotel Corp.                                None

Non-Controlled Group Subsidiaries:

     Hilton Hawaiian Village Joint Venture                           None

     Hilton Service Corporation                                      None

Managed Properties:

     Palacio Del Rio, Inc. (Hilton Palacio Del Rio)                  None


                                  Appendix F-1

                                                              Special Employee
                                                               Classification
Name of Employer                                                 Limitation
----------------                                                 ----------
     S.A. Hotel, Inc.                                               None

     Bristol Corporation (Anchorage Westward Hilton)                None

     International Rivercenter (New Orleans Hilton)                 None

     Koar-Pasadena Investment Partnership, G.P.
          (Pasadena Hilton)                                         None

     Hotelerama Associates Limited (Fontainebleu Hilton)            None

     Fortuna Ent. LP (Los Angeles Airport Hilton)                   None

     Kuilima Resort Company (Turtle Bay Hilton)                     None

     Anaheim Hotel Partnership                                      None


                                  Appendix F-2